SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                    -------------------------
                            FORM S-4

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                         Colonial Energy
     (Exact name of Registrant as specified in its charter)

     Massachusetts                                        Applied for
(State or Other Juris-        (Primary Standard        (I.R.S. Employer
diction of Incorporation)   Industrial Code Number   Identification Number)
                            Classification Code
                                   Number)

       40 Market Street, Lowell, Massachusetts 01852 (978) 322-3000
             (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            Dennis W. Carroll
                                Treasurer

       40 Market Street, Lowell, Massachusetts 01852 (978) 322-3000
            (Address, including zip code, and telephone number,
                including area code, of agent for service)

                        With Copies To:

     Stanley Keller, Esq.                   Timothy Clark, Esq.
     Palmer & Dodge LLP                     General Counsel
     One Beacon Street                      Colonial Gas Company
     Boston, Massachusetts 02108-3190       40 Market Street
     (617) 573-0100                         Lowell, Massachusetts 01852
                                             (978) 322-3000

    Approximate date of commencement of proposed sale of the securities to the public: At the effective time of the merger of a wholly-owned subsidiary of the Registrant with and into Colonial Gas Company, which shall occur as soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all conditions to closing of such merger as described in the enclosed Proxy Statement/Prospectus.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: /x/

                CALCULATION OF REGISTRATION FEE

  Title Of    Amount To     Proposed     Proposed       Amount of
 Each Class       Be        Maximum      Maximum       Registration
     Of       Registered    Offering    Aggregate          Fee
 Securities                Price Per     Offering
   To Be                      Unit        Price
 Registered

Common       8,707,497      $28.5625   248,707,883.10   $23,332.52
Shares,
$3.33 par
value

          (1) The Registration Fee was calculated in accordance with Rule 457(f)(1), based on the average of the high and low sales prices for shares of Common Stock of Colonial Gas Company on the New York Stock Exchange Composite Tape on February 27, 1998.

          (2) Pursuant to Rule 457(b), the total required fee of $73,368.83 has been reduced by the $50,036.31 filing fee previously paid at the time of filing of preliminary proxy materials by Colonial Gas Company in connection with this transaction on February 18, 1998.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                        40 MARKET STREET
                   LOWELL, MASSACHUSETTS 01852



March 10, 1998


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Colonial Gas Company (the "Company") on
Wednesday, April 15, 1998 at 10:00 a.m. Boston Time at
BankBoston, 100 Federal Street, Boston, Massachusetts.

At the meeting you will be asked to consider and vote on a proposal to form a holding company. The Board of Directors and management of the Company consider this change to be in the best interests of the Company and its stockholders. The new structure will help the Company respond more effectively and efficiently to competitive changes occurring in the natural gas industry, particularly as regulatory changes accelerate. The restructuring will also facilitate the separation of regulated and unregulated lines of business so as to allow the holding company to take greater advantage of new business opportunities that may arise from these and other changes.

The attached series of questions and answers provides information on the proposed holding company, what it is and how it would affect the individual stockholder. The enclosed Proxy
Statement/Prospectus contains a more extensive discussion of the proposal.

The Board of Directors and management of the Company unanimously recommend approval of the holding company structure and urge you to vote for the proposed restructuring. The vote of the holders of two-thirds of the outstanding shares is required to approve the proposal, and therefore your vote is critical to achieving a successful outcome.

At the meeting, you also will be asked to vote on the election of four Class II directors and the approval of the Executive Performance and Equity Incentive Plan adopted by the Board of Directors. Your vote on the business at the Annual Meeting is important, regardless of the number of shares that you own. Your broker cannot vote your shares on the proposed restructuring; you must vote your shares. Whether or not you plan to attend the meeting, please sign, date and return your proxy as soon as possible in the envelope provided. During the Annual Meeting, management will report on operations and other matters affecting the Company, and will respond to stockholder questions.

Sincerely,



F.L. Putnam, Jr.
Chairman and Senior
Executive Officer

         THE HOLDING COMPANY AND HOW IT WOULD AFFECT YOU

This year's proxy statement includes a discussion of a proposal to form a holding company structure for Colonial Gas Company ("Colonial Gas"). This proposal is briefly summarized below. Each answer is cross-referenced to the page or pages of the Proxy Statement/Prospectus in which the topic is discussed.

WHAT IS BEING PROPOSED?

The Board of Directors proposes to form a holding company, a structure which is commonly used throughout the energy industry, including in Massachusetts. The restructuring would result in Colonial Gas becoming a subsidiary of the new holding company.
It is also contemplated that Colonial Gas will transfer ownership of its energy trucking subsidiary, Transgas Inc., to the holding company so that Transgas and Colonial Gas will become sister subsidiaries of the holding company. Current holders of Colonial Gas common stock would automatically become owners of the holding company's common shares instead of stock in Colonial Gas itself. (Please see pages ___ to ___ of the Proxy
Statement/Prospectus.)

The charts below depict Colonial Gas' current structure and the proposed holding company structure:

                        CURRENT STRUCTURE


                     HOLDERS OF COMMON STOCK


                          Colonial Gas


                            Transgas


                       PROPOSED STRUCTURE



                    HOLDERS OF COMMON SHARES


                         Holding Company


                  Colonial Gas        Transgas


WHY IS A HOLDING COMPANY BEING FORMED?

In recent years, the Massachusetts Department of Telecommunications and Energy (formerly the Department of Public
Utilities) has initiated inquiries into unbundling and restructuring gas utilities, with the goal of promoting competition and extending to all customers the option of choosing their own gas suppliers.

Accordingly, Colonial Gas has identified the need to increase its long-term growth potential through investment in related energy businesses. The move to greater deregulation of gas utilities, together with the changes in the energy industries generally, has created new opportunities for energy service providers like Colonial Gas in non-utility business ventures. Pursuit of these new opportunities is an important part of Colonial Gas' strategy for long-term growth to benefit its stockholders and customers.

The holding company structure is a well-established form of organization for companies conducting multiple lines of business, particularly entities engaging in both regulated and unregulated activities. The holding company structure would provide increased financial, managerial and organizational flexibility in order to better position Colonial Gas to operate in the changing natural gas industry. For example, if the holding company structure is approved by the Massachusetts DTE, investments could then be made in non-utility businesses, and securities could then be issued for the purpose of financing such investments, without obtaining additional approvals of the Massachusetts DTE, thereby enhancing the company's ability to respond to competitive forces. Moreover, the new structure would separate the new holding company's regulated and unregulated lines of business, allowing for greater flexibility. (Please see pages ___ to ___ of the Proxy Statement/Prospectus.)


IN WHAT TYPES OF BUSINESSES WOULD THE HOLDING COMPANY INVEST?

The primary focus of the holding company would be to maintain the strength of Colonial Gas' core business of serving the natural gas needs of its utility customers. In addition, the holding company would work to develop new, non-utility business opportunities involving natural gas service and related products and services..

HOW WOULD MY OWNERSHIP OF COLONIAL GAS STOCK BE AFFECTED BY THE
NEW STRUCTURE?

Owners of Colonial Gas common stock automatically would become owners of the holding company's common shares on a share-for-share basis. It is expected that the holding company's common shares would be traded on the New York Stock Exchange under the same ticker symbol "CLG". (Please see page ___ of the Proxy Statement/Prospectus.)


HOW WOULD THE HOLDING COMPANY STRUCTURE AFFECT COMMON STOCK
DIVIDENDS?

While future dividends on the new holding company's common shares would depend primarily upon the earnings, financial condition and capital requirements of its subsidiaries, it is currently contemplated that the holding company will initially make dividend payments on its common shares at the rate currently applicable to Colonial Gas common stock. In addition, it is expected that such dividends of the holding company would be declared and paid on approximately the same schedule of dates as that now followed by Colonial Gas with respect to its common stock dividends. (Please see page ___ of the Proxy Statement/Prospectus.)


WOULD STOCKHOLDERS NEED TO TURN IN THEIR CURRENT STOCK
CERTIFICATES?

No. It would not be necessary for holders of Colonial Gas common stock to exchange their stock certificates. Certificates for Colonial Gas common stock automatically would represent the same number of common shares of the holding company. New certificates bearing the name of the holding company would be issued in the future as outstanding certificates are presented for transfer. (Please see page ___ of the Proxy Statement/Prospectus.)


HOW WOULD FORMATION OF A HOLDING COMPANY AFFECT PERSONAL FEDERAL
INCOME TAXES?

It would not. There would be no gain or loss to you for federal income tax purposes on the conversion of your shares of Colonial Gas common stock into the holding company shares pursuant to the restructuring. For capital gain purposes, the tax basis of the holding company shares received in exchange for shares of Colonial Gas common stock would be the same as the tax basis of your shares in Colonial Gas, and the holding period of the holding company shares would include the holding period of your shares of Colonial Gas common stock, provided such stock is held as a capital asset at the time of the exchange. (Please see page ___ of the Proxy Statement/Prospectus.)


WHAT WOULD THE NEW HOLDING COMPANY BE CALLED?

The new holding company would be called "Colonial Energy."


WHO WOULD MANAGE THE HOLDING COMPANY?

The Board of Directors and certain of the executive officers of Colonial Gas would also serve as the trustees and executive officers of the holding company upon completion of the restructuring. (Please see pages ___ to ___ of the Proxy
Statement/Prospectus.)


WHY WOULD THE NEW HOLDING COMPANY BE ORGANIZED AS A MASSACHUSETTS
BUSINESS TRUST INSTEAD OF A CORPORATION?

The new holding company would be formed as a Massachusetts business trust rather than a corporation due to the potential Massachusetts income tax savings to the trust and the lower filing fees payable by it in connection with its authorized capital stock. The parent holding companies of most other investor-owned Massachusetts utility holding systems are also organized as business trusts. (Please see pages ___ to ___ of the Proxy Statement/Prospectus.)


HOW SOON WOULD THE HOLDING COMPANY STRUCTURE BE FORMED IF IT IS
APPROVED BY THE STOCKHOLDERS?

Management's goal is to have the holding company structure in place by the end of 1998. After stockholder approval, it is necessary to obtain the approval of the Massachusetts Department of Telecommunications and Energy. Although it is anticipated that the required approval will be granted by the end of 1998, it is possible it may take somewhat longer. (Please see page ___ of the Proxy Statement/Prospectus.)


WHAT VOTE IS REQUIRED TO APPROVE THE HOLDING COMPANY PROPOSAL?

In order for the holding company proposal to be approved under Massachusetts law, it must receive the favorable vote, in person or by proxy, of the holders of two-thirds of the outstanding shares of Colonial Gas common stock. (Please see page ___ of the Proxy Statement/Prospectus.)


CAN THE BROKER WHO HOLDS MY SHARES OF COLONIAL GAS COMMON STOCK
VOTE THOSE SHARES ON MY BEHALF?

Your broker may not vote your shares because the New York Stock Exchange considers a vote to form a holding company as "non-discretionary." Only you can vote your shares. Your vote on the business at the Annual Meeting is important regardless of the number of shares that you own. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible in the envelope provided so that your shares can be voted in accordance with your instructions.




                        40 MARKET STREET
                   LOWELL, MASSACHUSETTS 01852
                         ______________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

       You are hereby notified that the Annual Meeting of Stockholders of Colonial Gas Company (the "Company") will be held at BankBoston, 100 Federal Street, Boston, Massachusetts, on Wednesday, April 15, 1998 at 10:00 a.m. Boston time for the following purposes:

          1. To elect four Class II Directors of the Company to serve for a term of three years;

          2.   To approve the Company's Executive Performance and
          Equity Incentive Plan;

          3. To approve a proposal to adopt a holding company structure for the Company; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders entitled to notice of and to vote at the Annual
Meeting are holders of Common Stock of record at the close of business on Friday, February 27, 1998, as fixed by action of the Board of Directors.

      The Company's Proxy Statement/Prospectus is enclosed with this Notice.

      It is sincerely hoped that you will attend the Annual Meeting. HOWEVER, YOU ARE REQUESTED TO FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON. A self-addressed postage paid envelope is enclosed for this purpose. Your proxy is revocable by giving written notice to the Clerk or Transfer Agent of the Company and will not affect your right to vote in person in the event you attend the Annual Meeting.

                                    By order of the Board of
                                    Directors,


                                     CAROL E. ELDEN
                                     Clerk
March 10, 1998


      YOU  ARE  SINCERELY REQUESTED TO COOPERATE  IN  ASSURING  A
QUORUM  BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY  AND
PROMPTLY MAILING IT IN THE RETURN ENVELOPE.  THANK YOU.


                        40 MARKET STREET
                   LOWELL, MASSACHUSETTS 01852
                         ______________

                   PROXY STATEMENT/PROSPECTUS
                          _____________

      This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Colonial Gas Company ("Colonial Gas" or the "Company") for use at the Annual Meeting of the holders of its Common Stock, $3.33 par value per share, to be held on Wednesday, April 15, 1998 at the time and place set forth in the Notice of Annual Meeting of Stockholders and at any adjournments thereof. The approximate date on which this Proxy Statement/Prospectus and form of proxy are first being sent to stockholders is March 9, 1998.

      At the Annual Meeting, the stockholders will be asked to approve, among other things, the formation of a holding company structure for the Company. The holding company structure will be created through an Agreement and Plan of Merger (the "Merger Agreement") among the Company, Colonial Energy ("Colonial Energy"), a Massachusetts business trust formed through the Company's existing subsidiary, Transgas Inc. ("Transgas"), and CLG Mergeco Gas Company ("Mergeco"), a Massachusetts corporation formed by Colonial Energy. Pursuant to the Merger Agreement, Mergeco will merge with and into the Company (the "Merger") and each outstanding share of the common stock of the Company, $3.33 par value per share ("Company Common Stock"), will automatically be converted into one common share of Colonial Energy, $3.33 par value per share ("Colonial Energy Common Shares"). As a result of the Merger, Colonial Energy will become the sole holder of Company Common Stock and the Company will become a wholly-owned subsidiary of Colonial Energy. As part of the restructuring, it is contemplated that the Company will transfer its ownership interest in Transgas to Colonial Energy so that Transgas will become a wholly-owned subsidiary of Colonial Energy and a sister corporation to the Company. See "Proposal No. 3: Plan of Restructuring--General."

      If the restructuring is implemented, it will not be necessary for holders of Company Common Stock to surrender their existing stock certificates for Colonial Energy share certificates. See "Proposal No. 3: Plan of Restructuring-- Exchange of Certificates Not Required."

       This Proxy Statement/Prospectus also serves as the prospectus for Colonial Energy under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to 8,707,497 Common Shares of Colonial Energy in connection with the restructuring. Further information concerning the shares offered hereby is contained in "Proposal No. 3: Plan of Restructuring--Colonial Energy's Declaration of Trust and Comparative Shareholders' Rights" and "Proposal No. 3: Plan of
Restructuring--Colonial       Energy       Common        Shares."
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      The Company's Board of Directors set February 27, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of such date, the Company had issued and outstanding 8,707,497 shares of Common Stock. Holders of record of Common Stock on such date are entitled to one vote per share at the Annual Meeting and any adjournment thereof. The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered as shares present for purposes of determining the existence of a quorum.

      The costs of proxy solicitation shall be borne by the Company. Such costs will include a $12,500 fee to Morrow & Co., Inc., which has been retained to assist with proxy solicitations, as well as reimbursement for postage and clerical expenses to brokerage houses, custodians, nominees or other fiduciaries for forwarding documents to beneficial owners of Common Stock held in their names. In addition, Directors, officers and employees of the Company (none of whom will receive any extra compensation for their activities) may solicit proxies by telephone or in person, the expense of which is anticipated to be nominal.

      If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. The proxy may be revoked by the stockholder at any time prior to the voting thereof, by written notice of revocation to either the Clerk of the Company or Boston EquiServe, L.P., P.O. Box 9378, Boston, Massachusetts 02205, attn: Joshua McGinn or by attending and voting in person at the meeting.

      The principal executive offices of the Company are located at 40 Market Street, Lowell, Massachusetts 01852 (telephone number (978) 322-3000).

                       TABLE OF CONTENTS

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SUMMARY OF PROXY STATEMENT/PROSPECTUS
     Proposal No. 1: Election of Directors
     Proposal No. 2: Approval  of  the   Executive
                     Performance and Equity Incentive Plan
     Proposal No. 3: Plan of Restructuring
     Proposed Restructuring
     Special Considerations Applicable to the Restructuring
     Reasons for the Restructuring
     Certain Effects on Stockholders
     Vote Required
     Exchange of Certificates
     Stock Exchange Listing
     Conditions to the Restructuring
     Dividend Policy
     Certain Federal Income Tax Consequences
     No Appraisal Rights

PROPOSAL NO. 1: ELECTION OF DIRECTORS

INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS
          Meetings of the Directors
          Directors' Compensation
          Committees of the Directors

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
          Beneficial  Owners of More Than 5% of  Outstanding
          Securities
          Management Ownership

EXECUTIVE COMPENSATION
          Summary Compensation Table
          Pension Plan Table
          Change In Control Agreements
          Performance Graphs

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

PROPOSAL NO. 2: APPROVAL OF EXECUTIVE PERFORMANCE AND EQUITY
INCENTIVE PLAN
          Purpose of the Plan
          Eligibility
          Terms and Conditions
          Administration
          Change in Control
          United States Federal Income Tax Consequences
            Cash
            Restricted Stock
     Holding Company Assumption

PROPOSAL NO. 3: PLAN OF RESTRUCTURING
          General
          Business of the Company
          Reasons for the Restructuring
          Benefits of Holding Company Structure
          Special Considerations   Applicable to the
          Restructuring
          Recommendations of the Board
          Vote Required
          Exchange of Certificates Not Required
          Merger Agreement
          Amendment or Termination of Plan of Merger
          Effectiveness of the Restructuring
          Certain Federal Income Tax Consequences
          Treatment of Indebtedness
          Dividend Policy
          Stock Exchange Listing
          Regulatory Approval of the Restructuring
          Regulatory Matters
          Colonial   Energy's  Declaration  of   Trust   and
          Comparative Shareholders' Rights
          Colonial Energy Common Shares
          Trustees and Management of Colonial Energy
          No Appraisal Rights
          Stock Plan

TRANSFER AGENT AND REGISTRAR

FINANCIAL STATEMENTS

LEGAL OPINION

EXPERTS

STOCKHOLDER PROPOSALS

OTHER MATTERS

INDEPENDENT AUDITORS


APPENDIX A: EXECUTIVE PERFORMANCE AND EQUITY INCENTIVE PLAN

APPENDIX B: AGREEMENT AND PLAN OF MERGER

APPENDIX C: DECLARATION OF TRUST OF COLONIAL ENERGY

                      AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the Public Reference Facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The SEC also maintains a Web site located at http://www.sec.gov. that contains reports, proxy and information statements and other information of the Company. Copies of such material may be obtained at prescribed rates from the Public Reference Facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Company's Common Stock is listed on the New York Stock Exchange ("NYSE"), where reports, proxy statements and other information concerning the Company may also be inspected. Following completion of the Merger, both the Company and Colonial Energy will file such reports and other information as required under the Exchange Act and the rules of the NYSE.

      Colonial Energy has filed with the SEC a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering the Colonial Energy Common Shares that will be issued in lieu of shares of Company Common Stock pursuant to the Merger described herein. See "Proposal No. 3: Plan of Restructuring." This Proxy Statement/Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements made in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Proxy Statement/Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      Upon  completion of the Merger, the Colonial Energy  Common
Shares will be listed on the NYSE. At the time of such listing, the Company Common Stock will be withdrawn from listing and registration under Section 12 of the Exchange Act.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Proxy Statement/Prospectus incorporates by reference certain documents which are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents unless they are specifically incorporated by reference, are available without charge to any person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered upon written or oral request to: Timothy A. Clark, Assistant Clerk, Colonial Gas Company, 40 Market Street, Lowell, Massachusetts 01852, telephone: (978) 322-3206. In order to ensure timely delivery of the documents, any request should be made by April 1, 1998.

      The following documents filed with the SEC pursuant to the Exchange Act are incorporated by reference into this Proxy
Statement/Prospectus:

      1. Colonial Gas Company's Annual Report on Form 10-K for the year ended December 31, 1996, which was filed with the SEC on March 25, 1997;

     2. Colonial Gas Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September
30, 1997; and

      3.  Colonial Gas Company's Current Report on Form 8-K dated
July 22, 1997.

      All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

             SUMMARY OF PROXY STATEMENT/PROSPECTUS

      Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in, attached to or incorporated by reference in this Proxy Statement/Prospectus and the Appendices hereto. Stockholders are urged to read this Proxy Statement/Prospectus and the Appendices in their entirety.

     Proposal No. 1: Election of Directors

THE  BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
ELECTION OF ALL NOMINEES FOR DIRECTOR.

      Four persons have been nominated for election as Class II Directors of the Company for a term expiring at the Annual Meeting to be held in the year 2001 and until their successors are duly chosen and qualified. Only holders of record of Company Common Stock as of the close of business on February 27, 1998 (the "Record Date") are entitled to vote at the Annual Meeting and any adjournments thereof. The four nominees receiving the highest number of affirmative votes of the shares present or represented at the meeting and entitled to vote shall be elected as Class II Directors. If the proposed restructuring is approved and consummated, the persons elected as Directors of the Company also will become trustees of Colonial Energy. See "Proposal No. 3: Plan of Restructuring -- Trustees and Management of Colonial Energy."


      Proposal No. 2:  Approval of the Executive Performance  and
Equity Incentive Plan

THE  BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
APPROVAL OF THE EXECUTIVE PERFORMANCE AND EQUITY INCENTIVE PLAN

     The Board of Directors has adopted the Executive Performance and Equity Incentive Plan (the "Plan"), subject to approval of the stockholders, in order to attract and retain employees in a position to make contributions to the success of the Company, to reward employees for such contributions, and to encourage employees to take into account the long-term interests of the Company through stock based awards. The Plan reserves 200,000 shares of Company Common Stock for issuance to key employees of the Company and its subsidiaries. Awards granted under the Plan may be in cash or a combination of cash and restricted stock. No more than 70% of any award may be payable in restricted stock and any stock granted shall be subject to vesting over a three year period unless otherwise specified. See "Proposal No. 2: Approval of the Executive Performance and Equity Incentive Plan."

      If  the restructuring is approved and implemented, Colonial
Energy will be the successor to the Company under the Plan and shares issued under it will be Colonial Energy Common Shares.


      Proposal No. 2 requires the affirmative vote of a majority of the shares present and entitled to vote on the matter. Abstentions are included in the number of shares present and entitled to vote and, accordingly, have the effect of a negative vote. Broker non-votes are not considered present and, therefore, have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated. See "Proposal No. 2: Adoption of the Executive Performance and Equity Incentive Plan."


     Proposal No. 3: Plan of Restructuring

THE BOARD OF DIRECTORS RECOMMENDS  THAT STOCKHOLDERS VOTE FOR THE
PROPOSED RESTRUCTURING TO FORM A HOLDING COMPANY.

     Proposed Restructuring

      The Company's Board of Directors has authorized, subject to stockholder and regulatory approval, a plan to restructure the corporate organization of the Company and its subsidiary to form a holding company structure. The result of the restructuring will be to have the Company become a separate subsidiary of a parent holding company, Colonial Energy. The present holders of Company Common Stock will become holders of Colonial Energy Common Shares. The formation of a holding company structure will be achieved by way of the merger with and into the Company of Mergeco, a newly formed subsidiary of Colonial Energy, with holders of Company Common Stock exchanging their shares for Colonial Energy Common Shares on a share-for-share basis and Colonial Energy becoming the sole holder of Company Common Stock. The Company will thereby become a wholly-owned subsidiary of Colonial Energy. All indebtedness of the Company will remain as obligations of the Company and will not be affected by the Merger.

      As part of the restructuring, it is contemplated that the Company will transfer its ownership interest in Transgas to Colonial Energy so that Transgas will become a wholly-owned subsidiary of Colonial Energy and a sister corporation to the Company. (These proposed changes to the corporate structure of the Company and Transgas are generally referred to in this Proxy Statement/Prospectus as the "restructuring.")

     Special Considerations Applicable to the Restructuring

      The restructuring proposal involves certain special factors that should be considered by stockholders. See "Proposal No. 3:
Plan of Restructuring -- Special Considerations Applicable to the
Restructuring."

     Reasons for the Restructuring

      In recent years, many state utility commissions, including the Massachusetts Department of Telecommunications and Energy (the "Massachusetts DTE"), formerly the Department of Public Utilities, have initiated proceedings to unbundle and restructure gas utility activities with the goal of promoting competition and extending to all customers the option of choosing their own gas suppliers. In particular, the Massachusetts DTE has identified the legal or functional separation of the natural gas supply and distribution businesses as an essential element of creating a competitive market for natural gas.

      The Company anticipates that Massachusetts regulations may soon require that the gas utility business be primarily limited to distributing natural gas. Accordingly, the Company has identified the need to increase its long-term growth potential through investment in related energy businesses. The move to a competitive natural gas industry, together with the changes in energy industries generally, has created new opportunities for energy service providers like the Company in non-utility business ventures. Positioning itself to pursue these new opportunities is an important part of the Company's strategy for long-term growth to benefit its stockholders and customers.

      The holding company structure is a well-established form of organization for companies conducting multiple lines of business, particularly entities engaging in both regulated and unregulated activities. The holding company structure would provide increased financial, managerial and organizational flexibility in order to better position the Company to operate in this changing natural gas industry. See "Proposal No. 3: Plan of Restructuring --
Reasons for the Restructuring" and "Proposal No. 3: Plan of Restructuring -- Benefits of Holding Company Structure."

     Certain Effects on Stockholders

      Colonial Energy has been formed as a Massachusetts business trust due to the potential Massachusetts income tax savings to the trust and the lower filing fees payable by it in connection with its authorized capital stock. In addition, Colonial Energy's shareholders will have rights and protections from liability generally comparable to those of stockholders of a corporation. Pursuant to certain decisions of the Massachusetts courts, shareholders who exercise too much control over the affairs of a Massachusetts business trust may be held personally liable as partners for the obligations of such trust to the extent not satisfied by the trust. Even if, however, Colonial Energy were held to be a partnership, the possibility of its shareholders incurring financial loss is remote because (a) Colonial Energy's Declaration of Trust (as defined below) contains an express disclaimer of shareholder liability for the obligations of Colonial Energy, requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by Colonial Energy and provides that no person has authority to enter into an agreement, obligation or instrument except in accordance with those requirements, (b) Colonial Energy will seek adequate insurance against tort liability, (c) most of Colonial Energy's operations will be conducted by incorporated subsidiaries such that the activities of Colonial Energy will be limited to the ownership of securities rather than the operation of physical assets and (d) Colonial Energy's Declaration of Trust provides for indemnification out of the trust property for any shareholder held personally liable for the obligations of Colonial Energy. Because of its tax advantages and because it is generally comparable to a corporation in protecting shareholders from liability, the most common form for utility holding companies in Massachusetts is the Massachusetts business trust. See "Proposal No. 3: Plan of Restructuring - Colonial Energy's Declaration of Trust and Comparative Stockholders' Rights."

     Vote Required

      Only holders of record of Company Common Stock as of the Record Date will be entitled to receive notice of and vote at the Annual Meeting and any adjournments thereof with respect to approval of the Merger Agreement and the restructuring. Holders of Company Common Stock entitled to vote will have one vote for each share held. In order for the holding company proposal to be approved under Massachusetts law, it must receive the favorable vote, in person or by proxy, of the holders of two-thirds of the outstanding shares of Company Common Stock. Accordingly abstentions and broker non-votes have the same effect as votes against the restructuring proposal. As of the Record Date, 8,707,497 shares of Company Common Stock were issued and outstanding. To the knowledge of management, no person owns beneficially more than 5 percent of the outstanding voting securities of the Company, other than LaSalle National Trust, N.A., which beneficially owned 6.8 percent of the outstanding Company Common Stock as Trustee under the Company's Savings Plan pursuant to which participating employees direct the voting of shares of Company Common Stock held in their accounts. See "Proposal No. 3: Plan of Restructuring -- Vote Required."

     Exchange of Certificates

     If the new holding company structure is implemented, it will not be necessary for holders of Company Common Stock to surrender their existing stock certificates for Colonial Energy Common
Share certificates. Certificates representing Company Common Stock will automatically represent the corresponding number of Colonial Energy Common Shares upon consummation of the Merger. See "Proposal No. 3: Plan of Restructuring -- Exchange of Certificates Not Required."

     Stock Exchange Listing

       Shares of Company Common Stock are currently traded on the New York Stock Exchange under the stock symbol "CLG." Application will be made to list Colonial Energy Common Shares under the symbol "CLG" on the NYSE and to delist the Company Common Stock (all outstanding shares being held by Colonial Energy) on the effective date of the Merger. See "Proposal No. 3: Plan of Restructuring -- Stock Exchange Listing."

     Conditions to the Restructuring

      The Merger Agreement provides that the consummation of the Merger and the restructuring into a holding company is subject to approval of the Merger Agreement by the stockholders of the Company, Colonial Energy and Mergeco, as is set forth more fully below under "Proposal No. 3: Plan of Restructuring -- Vote Required," and to the approval by the NYSE of Colonial Energy Common Shares for listing upon official notice of issuance. If the stockholders of the Company approve the Merger, the Company will then cause the shares of Colonial Energy and Mergeco to be voted in favor of the restructuring into a holding company.

      In addition, the decision to proceed with the Merger and restructuring is subject to, among other things, the receipt, on terms satisfactory to the Board of Directors of the Company, of
(i) authorization from the Massachusetts DTE to form a holding company structure for the Company, (ii) other required regulatory authorizations and (iii) such other consents and approvals as the Board may deem necessary or appropriate. Following the restructuring, Colonial Energy is expected to qualify for an exemption under the Public Utility Holding Company Act of 1935 (the "Holding Company Act"). See "Proposal No. 3: Plan of Restructuring -- Regulatory Approval of the Restructuring" and "Proposal No. 3: Plan of Restructuring -- Regulatory Matters."

     Dividend Policy

     While future dividends on Colonial Energy Common Shares will depend primarily upon the earnings, financial condition and capital requirements of its subsidiaries, it is currently contemplated that Colonial Energy initially will make dividend payments on Colonial Energy Common Shares at the rate currently applicable to Company Common Stock. In addition, it is expected that such dividends of Colonial Energy will be declared and paid on approximately the same schedule of dates as that now followed by the Company with respect to Company Common Stock
dividends.   The  most  recent quarterly  dividend  declared by
the Board of Directors of the Company was $0.335 per share of Company Common Stock and will be payable on March 13, 1998
to holders of record on February  27, 1998.    See  "Proposal
No. 3: Plan of Restructuring --  Dividend Policy."

     Certain Federal Income Tax Consequences

      For Federal income tax purposes, no gain or loss will be recognized by the Company, Colonial Energy or the holders of shares of Company Common Stock whose shares are exchanged for Colonial Energy Common Shares as a result of the Merger. See "Proposal No. 3: Plan of Restructuring -- Certain Federal Income Tax Consequences."

     No Appraisal Rights

      Under Chapter 164 of the Massachusetts General Laws, which governs the proposed Merger, a dissenting holder of Company
Common Stock does not have a right to demand payment of the fair value of his or her shares if the Merger is consummated.

             PROPOSAL NO. 1: ELECTION OF DIRECTORS

       The Board of Directors currently consists of twelve Directors, divided into three equal-sized classes. Charles O. Swanson, who is currently a Class II Director, has chosen to retire from the Board and not to stand for reelection. As a consequence, the Board has determined to reduce the number of Directors to eleven and, in order to comply with the requirements of the Company's Articles of Organization regarding Board classification, has nominated for election as a Class II Director, along with the other three Class II Directors whose terms expire, Frederic L. Putnam, Jr., who is currently a Class I Director.

      The  four  Class II Directors to be elected at  the  Annual
Meeting shall serve until the 2001 Annual Meeting or until a successor is duly elected and qualified.

     It is the intention of the persons named in the accompanying form of proxy to vote at the Annual Meeting for the election of the four nominees indicated in the following table. All the nominees are presently serving as Directors. If any nominee should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as may be designated by the Board of Directors to replace such nominee.

      Directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose.

       INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

     The names of the nominees for election as Class II Directors and the names of the other Directors whose current terms continue after the Annual Meeting are shown below, together with certain information relating to principal occupation during the last five years and other business experience.

                                                     Served as
                         Principal Occupation        Director
   Name and Age        and Other Directorships        of the
                                                      Company
                                                   Continuously
                                                       Since
Nominees

Directors of Class II to be elected for a term expiring in 2001:

John P. Harrington   Director; Senior Vice             1993
(55)*                President - Gas Supply and
                     Assistant to the President
                     of the Company since
                     February 1995; previously,
                     Vice President - Gas Supply
                     of the Company from August
                     1989.
Frederic L.          Director; Chairman of the         1973
Putnam, Jr. (73)*    Board of Directors and
                     Senior Executive Officer of
                     the Company since February
                     1995; previously, Chairman
                     of the Board of Directors
                     and Chief Executive Officer
                     of the Company from April
                     1984.
John F. Reilly,      Director; President, Chief        1985
Jr. (65)             Executive Officer and
                     Director of Fred C. Church,
                     Inc., Lowell, Massachusetts,
                     a general insurance agency;
                     Mr. Reilly is also a
                     Director of Family Bank, a
                     wholly-owned subsidiary of
                     People's Heritage Financial
                     Group Inc.
Margaret M.          Director; Vice President of       1983
Stapleton (61)       John Hancock Mutual Life
                     Insurance Company, Boston,
                     Massachusetts; Miss
                     Stapleton is also a Trustee
                     of Eastern Utilities
                     Associates.

Continuing
Directors

Directors of Class I to continue in office until 2000:

Howard C. Homeyer    Director; Independent energy      1989
(65)                 consultant: retired Senior
                     Vice President of Texas
                     Eastern Corporation, an
                     interstate natural gas
                     company, Houston, Texas.
Richard L. Hull      Director; Consultant to and       1973
(73)                 Director and retired
                     President of Big Sandy
                     Management Company, Inc.,
                     coal lessors, Boston,
                     Massachusetts.


Nickolas             Director; Executive Vice          1993
Stavropoulos (40)*   President - Finance,
                     Marketing and Chief
                     Financial Officer of the
                     Company since February 1995;
                     previously, Vice President -
                     Finance and Chief Financial
                     Officer of the Company from
                     August 1989.

Directors of Class III to continue in office until 1999:

Victor W. Baur      Director; President of            1993
(54)*               Transgas Inc., the Company's
                    energy trucking subsidiary,
                    since July 1990.
Frederic L.         Director; President and           1991
Putnam, III (52)*   Chief Executive Officer of
                    the Company since February
                    1995; previously, President
                    of the Company from May
                    1994; Executive Vice
                    President and General
                    Manager of the Company from
                    April 1993 until May 1994;
                    and before that, Vice
                    President and General
                    Manager of the Company.  Mr.
                    Putnam, III is Mr. Putnam,
                    Jr.'s son.
Richard A. Perkins  Director; Retired;                1997
(56)                previously, President of
                    Algonquin Gas Transmission
                    Company; and Chairman of
                    PanEnergy Development
                    Company.
Andrew B. Sides,    Director; Retired;                1978
Jr. (72)            previously, Chairman and
                    Treasurer until 1984 of
                    Rhode Island Tool Company,
                    Inc. Providence, Rhode
                    Island; Mr. Sides is also a
                    Director of L.S. Starrett
                    Company.
_________________
*   Member of the Executive Committee of the Board of Directors.


     Meetings of the Directors

     In 1997, the Directors held four Board meetings. Each of the Directors who served in 1997 attended at least 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served which were held during the time he or she served, except F.L. Putnam, Jr. who attended 100% of the Board meetings and 67% of such aggregate number of meetings.

     Directors' Compensation

      Directors who are not salaried officers of the Company received an annual fee of $9,000 in 1997 payable quarterly, plus $600 for each Board of Directors' meeting attended and reimbursement of expenses incurred in connection with such attendance.

     Members of the Audit, Compensation and Nominating Committees of the Board of Directors received a fee of $600 in 1997 for each committee meeting attended and reimbursement of expenses incurred in connection with such attendance.

     The Company has a plan which allows the members of the Board of Directors to defer receipt of all or part of their fees for services as a Director, if the amount deferred is at least $1,000 per year. Interest is credited on the amount deferred. The plan provides for an election to receive the deferred fees in either one lump sum or in semi-annual installments over a period of up to 15 years. The amount deferred under this plan in 1997 was $31,680.

     Committees of the Directors

      The Audit Committee of the Directors, consisting of Richard
L. Hull (Chairman), Howard C. Homeyer and Margaret M. Stapleton, held four meetings in 1997. The duties of this Committee encompass making recommendations on the selection of the
Company's independent auditors; conferring with such auditors regarding, among other things, the scope of their examination, with particular emphasis on areas where special attention should be directed; reviewing the accounting principles and practices being followed by the Company as they relate to those prevailing in the utility industry; assessing the adequacy of the Company's interim and annual financial statements; reviewing the Company's internal controls; performing such other duties as are appropriate to monitor the accounting and auditing policies and procedures of the Company; and reporting to the Directors from time to time.

      The Compensation Committee of the Directors, consisting of Andrew B. Sides, Jr. (Chairman), Richard L. Hull, John F. Reilly, Jr. and Margaret M. Stapleton, met three times in 1997. The duties of this Committee include studying and making recommendations to the Directors with respect to salaries and other benefits to be paid to the officers of the Company. The "Compensation Committee Report on Executive Compensation" is included in this Proxy Statement.

      The Nominating Committee of the Directors, consisting of Andrew B. Sides, Jr. (Chairman), Howard C. Homeyer and Charles O. Swanson, held three meetings in 1997. The Nominating Committee will consider recommendations for Director nominations submitted timely by stockholders in writing to the Clerk of the Company. The Company's By-Laws contain provisions dealing with requirements for nomination of Directors by stockholders, including the time when such nominations may be made and the information required to be submitted.

                  SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT

     Beneficial Owners of More Than 5% of Outstanding Securities

      The  following table sets forth information as of  December
31, 1997 with respect to any person or group known to the Company to be the beneficial owner of more than five percent of the Common Stock.

                                   (A)         (B)     Percentage
                               Sole Voting    Shared       of
   Name and Address     Title      and        Voting   Aggregate
 of Beneficial Owner     of    Investment      and       Common
                        Class     Power     Investment   Stock
                                              Power

LaSalle National        Common   589,641(b)      0         6.8%
Trust, N.A. (a)
_______________

          (a) Information herein is based solely on a Schedule 13G report dated February 10, 1998 as filed by LaSalle National Trust, N.A ("LaSalle") with the Securities and Exchange Commission.
          (b) These shares are held by LaSalle as Trustee under the Company's Savings Plan pursuant to which participating employees direct how they wish to invest their individual accounts among the plan investments and how they wish to have voted the shares of the Company's Common Stock allocated to their accounts.

     Management Ownership

      The following table sets forth (i) the number of shares of Common Stock beneficially owned as of December 31, 1997 by each of the Company's Directors, by each of the named executive officers listed in the Summary Compensation Table and by the Company's Directors and executive officers as a group, and (ii) the percentage which such shares bear to the total number of outstanding shares as of that date

                         Amount and
Name of Individual        Nature of           Percent
   or Number of          Beneficial           of
     Persons in         Ownership of          Common
     Group              Common Stock          Stock
                            (a)

Frederic L. Putnam,
Jr.
     Individually            29,480 (b)               *
     By Corporation         218,898 (c)           2.52%
Frederic L. Putnam, III       8,909 (d)               *
Victor W. Baur                5,016 (e)               *
John P. Harrington            3,433 (f)               *
Nickolas  Stavropoulos        5,784 (f)               *
Howard C. Homeyer             1,104 (g)               *
Richard L. Hull               1,302 (g)               *
Richard A. Perkins              203 (g)               *
John F. Reilly, Jr.           1,324 (g)               *
Andrew B. Sides, Jr.         14,106 (g)               *
Margaret M. Stapleton           433 (g)               *
Charles O. Swanson            4,645 (h)               *
2 other executive             9,767                   *
officers of the
Company
Directors and               304,404               3.51%
executive officers
of the Company as a
group (14 persons)
     __________________
     *Less than 1%

          (a) Number of shares based on information furnished to the Company by its Directors and officers and by the Trustee of the Company's Savings Plan.
          (b) Consisting of: 1,526 shares owned solely; 4,811 shares owned jointly with spouse; 1,500 shares owned of record by spouse over which Mr. Putnam, Jr. has or shares the power to direct voting or disposition, or both; 21,643 shares held in trust for Mr. Putnam, Jr. under the Company's Savings Plan pursuant to which Mr. Putnam, Jr. has the power to direct the disposition and the voting of such shares; and the results of a small acquisition and bona fide gift transactions which Mr. Putnam, Jr. made in 1997.
          (c) These shares are held by F. L. Putnam Securities Company, Inc., of which Mr. Putnam, Jr. is a director and owner (as Trustee without beneficial interest) of approximately 16% of the voting common stock. Brothers of Mr. Putnam, Jr. are the other directors and stockholders of that corporation. Mr. Putnam, Jr. disclaims beneficial ownership of these shares.
          (d) Consisting of 8,894 shares held in trust for Mr. Putnam, III under the Company's Savings Plan pursuant to which Mr. Putnam, III has the power to direct the disposition and the voting of such shares and 15 shares held by Mr. Putnam, III as custodian for his minor child pursuant to which Mr. Putnam, III has the power to direct the disposition and the voting of such shares.
          (e) Consisting of 97 shares owned jointly with spouse, over which Mr. Baur has or shares the power to direct voting or disposition, or both, and 4,919 shares held in trust for Mr. Baur under the Company's Savings Plan pursuant to which Mr. Baur has the power to direct the disposition and the voting of such shares.
          (f) These shares are held in trust for the named individual under the Company's Savings Plan pursuant to which the named individual has the power to direct the disposition and the voting of such shares.
          (g)   Owner  of record with sole voting and  investment
          power.
          (h) Consisting of 2,305 shares owned jointly with spouse, over which Mr. Swanson has or shares the power to direct voting or disposition, or both, and 2,340 shares over which Mr. Swanson exercises sole voting and investment power.


                     EXECUTIVE COMPENSATION

      Shown below is the compensation paid by the Company and its wholly-owned subsidiary, Transgas Inc., during each of the years ending December 31, 1997, 1996 and 1995 for the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the most recent fiscal year.

                   Summary Compensation Table

                      Annual Compensation

                                                 All Other
Name and Principal  Year    Salary     Bonus    Compensation (f)
Position

F. L. Putnam Jr.,   1997   $123,553      -           $7,312
Chairman and        1996    139,169      -            8,755
Senior Executive    1995    186,018      -            8,468
Officer

F. L. Putnam, III,  1997   $211,935   $7,500 (a)     $5,746
President and       1996    199,000   $5,000 (a)      5,649
Chief Executive     1995    191,360    3,000 (a)      4,850
Officer, and
Director

Nickolas
Stavropoulos,       1997    197,610   $7,500 (a)     $3,285
Executive Vice      1996    185,600    5,953 (d)      3,106
President -         1995    175,993    3,000 (a)      2,930
Finance, Marketing
and Chief
Financial Officer,
and Director

Charles W. Sawyer,  1997   $177,185   $7,500 (a)     $5,428
Executive Vice      1996    130,189    5,000 (a)      4,372
President-          1995    127,303    3,000 (a)      3,741
Operations and
Chief Operating
officer

Victor W. Baur,     1997   $157,548    $  --         $5,348
President of        1996    148,000    19,000 (e)     4,491
Transgas Inc., and  1995    139,622     2,710 (b)     4,320
Director

John P. Harrington, 1997   $146,579    $7,500 (a)    $5,173
Senior Vice         1996    137,668     5,000 (a)     4,059
President - Gas     1995    129,875     8,144 (c)     4,027
Supply and
Assistant to the
President, and
Director
________________


          (a) Represents a bonus in connection with the incentive program for rate increase deferral, as described in the "Compensation Committee Report on Executive Compensation".
          (b) Represents a merit lump sum bonus in lieu of a merit percentage increase to salary.
          (c) Represents a merit lump sum bonus in lieu of a merit percentage increase to salary of $5,144 and a $3,000 bonus in connection with the rate deferral incentive program.
          (d) Represents a merit lump sum bonus in lieu of a merit percentage increase to salary of $953 and a $5,000 bonus in connection with the rate deferral program.
          (e)    Represents  a  special  bonus   based   on   the
          performance of Transgas Inc.
          (f) Includes (i) the Company's matching contribution to the account of the executive in the Company's
          Savings Plan (ranging from $2,964 to $4,500 in 1997) and (ii) Company-provided group term life insurance coverage in excess of the Internal Revenue Service Code's non-taxable amount of $50,000 (valued at from $321 to $4,106 in 1997).

      The following table sets forth the current estimated annual benefits payable upon retirement to participants in the Colonial Gas Company Retirement Plan (the "Retirement Plan") and Supplemental Executive Retirement Plan ("SERP") in specified compensation and years of service classifications, assuming (i) continued service until retirement at normal retirement age under the Retirement Plan, and (ii) retirement occurred in 1997 at age 65.

                       Pension Plan Table

             ANNUAL BENEFITS (Based on Years of Service)
  Average
   Annual       15        20       25       30        35
Compensation

 $100,000    $25,230   $33,640  $42,050  $47,050  $52,050
  125,000     32,730    43,640   54,550   60,800   67,050
  150,000     40,230    53,640   67,050   74,550   82,050
  175,000     47,730    63,640   79,550   88,300   97,050
  200,000     55,230    73,640   92,050  102,050  112,050
  225,000     62,730    83,640  104,550  115,800  127,050


      The Company maintains the Retirement Plan for non-union employees, including all officers, who have attained the age of 21 and who have completed one thousand hours of service in a year. The formula for determining annual benefits under the Retirement Plan's life annuity option for employees with at least 25 years of service is 50% of the employee's highest average annual earnings (salary and merit lump sum payment) received in any 60 consecutive months during the last 10 years prior to retirement plus an additional 1% of final average compensation for each year of service in excess of 25, less 50% of the primary social security benefit, as defined in the Retirement Plan. An employee with less than 25 years of service receives proportionately less according to the ratio of actual years of service to 25 years.

      Messrs. Putnam, Jr., Putnam, III, Sawyer, and Stavropoulos participate in the SERP, which was adopted in 1994 and replaces all other supplemental retirement benefit plans and agreements. Under the SERP, participants will receive upon retirement an annual benefit equal to the benefit that would be paid from the Retirement Plan if the qualified plan benefit and compensation restrictions did not apply, less the actual benefit paid from the Retirement Plan. The SERP also provides an annual accrual while a participant is actively employed equal to the amount of Company match that would have been credited to the participant under the Savings Plan if the qualified plan benefit and compensation restrictions did not apply, less the actual Company match credited under the Savings Plan. In addition, the participant may defer under the SERP the amount of compensation that could not be deferred in the Savings Plan due to the qualified plan benefit and compensation restrictions. The annual accruals and deferrals are credited with interest each year and paid to the participant at retirement.

      As of January 1, 1998, the credited years of service under the Retirement Plan and, if applicable, the SERP were as follows:
Mr. Putnam, Jr., 44 years; Mr. Putnam, III, 22 years; Mr. Stavropoulos, 18 years; Mr. Sawyer, 21 years; Mr. Baur, 25 years; and Mr. Harrington, 31 years.

      Mr. Putnam, Jr.'s average annual compensation for the most recent 60 month period for purposes of determining his benefit under the Retirement Plan is considered to be $249,746. The difference between this amount and the amounts set forth in the Summary Compensation Table is attributable to salary which Mr.
Putnam, Jr. was authorized to receive but did not accept. The average annual amount of salary he declined during that period was $87,795.

     Change In Control Agreements

     The Company has entered into agreements with a number of its key employees, including each of the six executive officers named in the Summary Compensation Table, providing that in the event of termination of employment within a specified period following a Change in Control (as defined) of the Company (other than termination for cause, death, disability or retirement), or termination by the employee for Good Reason (as defined) following a Change in Control, the employee will become entitled to certain severance payments, service credits under the Retirement Plan based on anticipated salary increases to the date of normal retirement if terminated after the executive is 55 years old, and certain other benefits. All the agreements continue in effect unless terminated by the Company before a Change in Control upon 90 days' prior notice. In the case of Mr. Putnam, Jr., the agreement covers termination within a three year period following a Change in Control and the amount payable is equal to three years' salary. In the cases of Messrs. Putnam, III, Stavropoulos, Sawyer, Baur and Harrington, the applicable period is two years and the amount payable is equal to two years' salary. In all cases there is a limitation on total benefits so as to conform to the limitation on the deductibility of such termination benefits imposed by the Federal tax laws.

     Performance Graphs

     As required by SEC regulations, the graph below compares the cumulative total return, based on stock price appreciation and reinvested dividends, of Colonial Gas Company's Common Stock to the Standard & Poor's (S&P) 500 Stock Index and the S&P 40
Utilities Index for the years ended December 31, 1993 through 1997. These calculations assume $100 invested on January 1, 1993.



           1992     1993     1994     1995      1996     1997

Colonial   100      111      101      113       126      181
Gas

S&P 500    100      110      112      153       188      251
Index

S&P 40     100      114      105      149       154      192
Index

      In addition to the requirements of the SEC regulations, Colonial Gas also presents the graph below which compares the cumulative total return, based on stock price appreciation and reinvested dividends, of Colonial Gas Company's Common Stock to the Standard & Poor's (S&P) 500 Stock Index and the S&P 40
Utilities Index for the years ended December 31, 1988 through 1997. These calculations assume $100 invested on January 1, 1988.


        1987  1988 1989 1990 1991 1992 1993 1994 1995 1996 1997

Colonial 100   120  147  162  204  263  293  266  298  331  475
Gas

S&P 500  100   117  154  149  194  209  230  233  320  394  525
Index

S&P  40  100   118  174  170  195  210  241  222  314  324  404
Index



     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


      The duties of the Compensation Committee of the Board of Directors include evaluating and making recommendations to the Directors with respect to salaries and other benefits to be paid to the Company's officers, including its executive officers. The Compensation Committee met three times in 1997.

      In its evaluation process, the Compensation Committee works within the Company's Performance Planning and Incentive Compensation Program (the "Program") for determining salaries. The Program's components include salary ranges based on position descriptions, individual annual performance reviews and ranges of available merit increases.

       Under the Program, a position description has been established for all non-union positions at the Company, including executive officer positions. Salary ranges are assigned to each position using a point system which measures (i) the knowledge required to perform the job, (ii) the range of discretion inherent within the job, and (iii) the financial or other type of impact of the job on the Company's performance or accomplishments. The Compensation Committee periodically reviews surveys of comparable positions at other utilities as a way of checking on the fairness, reasonableness and competitiveness of the Company's executive pay practices. The other utilities are not necessarily those included in the S&P 40 Utilities Index shown in the Performance Graphs included with this Proxy Statement/Prospectus. In addition, information is also gathered from other outside sources and reviewed by the Compensation Committee to ensure the fairness, reasonableness and competitiveness of the Company's compensation program. The Compensation Committee reviewed and approved the salary ranges utilized for the Company's executive officers in 1997.

      The Program also includes annual performance reviews for executive officers, other than the Chairman and Senior Executive Officer (the "Chairman"). These performance reviews are conducted by the executive officer to whom the officer reports, which generally is the President and Chief Executive Officer. In the case of the President, his performance is first evaluated by the Chairman who then reports to the Compensation Committee. The Chairman's performance is evaluated by the Compensation Committee. Each executive officer's 1996 annual performance review was used as a factor in determining where within the applicable salary range the executive officer's compensation was set for 1997.

      As part of the Program, the Compensation Committee also examines the total amount of funds available for non-union personnel, including executive officers. The amount of compensation increases to be made from these funds is based in part upon studies of comparable positions at utilities and other companies and, like the total amount available, is also based in part upon overall Company performance (adjusting that performance for uncontrollable events such as weather). In determining the total amount of funds available for compensation increases for 1997, the Compensation Committee considered such factors as:
2.9% customer growth in 1996 and cost containment efforts which led to virtually no increase in operations and maintenance expenses from 1995 to 1996. Given the aforementioned studies and the Company's performance and accomplishments, the Compensation Committee recommended merit raises or bonuses for the Company's executive officers, including the merit raises and bonuses for the named executive officers as shown in the Summary Compensation Table.

      In  determining  the President's salary,  the  Compensation
Committee took into account the evaluation by the Chairman, as well as the Company's performance and accomplishments in 1996 as described in the preceding paragraph.

      As part of its ongoing evaluation of compensation for the Company's officers, the Compensation Committee periodically reviews the Company's incentive programs. Effective in 1995, the Company established an incentive compensation program to reward individuals who have direct control over budgetary expenditures for each year that the Company is able to defer a rate increase. Messrs. Putnam, III, Stavropoulos, Sawyer and Harrington received $7,500 each in 1997 under the incentive program for rate increase deferrals. In 1997, the Compensation Committee considered other incentive programs to replace the rate increase deferral plan and recommended the adoption of the Executive Performance and Equity Incentive Plan described below (see "Proposal No. 2: Approval of Executive Performance and Equity Incentive Plan"). That Plan would, subject to stockholder approval, take effect in 1998. As a means of transitioning to that Plan, the Company put in place a supplemental incentive plan for executives under which they will be eligible to receive cash bonuses (smaller than those available under the Executive Performance and Equity Incentive Plan) based on the Company's 1997 operations and maintenance expenditures, return on equity and total stockholder return.

      The Company does not expect to have compensation exceeding the $1 million limitation for deductibility under Section 162(m) of the Internal Revenue Code.

          By the Compensation Committee,

          Andrew B. Sides, Jr. (Chairman)
          Richard L. Hull
          John F. Reilly, Jr.
          Margaret M. Stapleton

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based  solely  on  the Company's review  of  reports  under
Section 16(a) of the Securities Exchange Act of 1934 received by it and certain written representations, the Company believes that during 1997 all Section 16(a) filing requirements applicable to persons required to report under that section were complied with except that Mr. Perkins did not timely file an Initial Statement of Beneficial Ownership on Form 3 upon his becoming a director in July, 1997. Mr. Perkins did not own any shares of Company Common Stock at that time but subsequently purchased 200 shares and reported such purchase, as well as his initial ownership of no shares, on a timely filed Form 5.


     PROPOSAL NO. 2: APPROVAL OF EXECUTIVE PERFORMANCE AND EQUITY
                         INCENTIVE PLAN

      The Board of Directors has concluded that an incentive plan for key employees that permits the award of cash and up to
200,000 shares of Common Stock should be available for future grants. Accordingly, the Board adopted the Executive Performance and Equity Incentive Plan, subject to approval by the stockholders. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the meeting. Abstentions are included in the number of shares present and entitled to vote and have the effect of a negative vote. Broker non-votes are not considered present and, therefore, have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

     The following is a summary description of the Plan, which is qualified in its entirety by reference to the complete text of the Plan which is attached as Appendix A to this Proxy Statement.


     Purpose of the Plan

      The purpose of the Plan is to provide long-term financial incentives to selected key employees of the Company and its subsidiaries for achieving specified objectives. The Plan is designed to recognize and reward success relative to Plan objectives and permit participants to acquire shares of Company Common Stock. By encouraging share ownership, the Company seeks to attract, retain and motivate employees of training, experience and ability and continue the Company's success and progress. No incentive awards (each an "Award") have been granted under the Plan to date.

     Eligibility

      The Plan provides for the grant of Awards to key employees of the Company or any of its subsidiaries as are selected by the Compensation Committee of the Board of Directors (the "Committee"). The Plan will be administered by the Committee, whose members may not participate in the Plan. Non-employee directors of the Company are not eligible to participate in the Plan.

     Terms and Conditions

      Awards granted under the Plan may be paid in cash, or a combination of cash and restricted shares of Company Common Stock ("Grant Shares"). The combination of cash and Grant Shares is in the Committee's sole discretion, provided that no more than seventy percent (70%) of any Award shall be payable in Grant Shares. The number of Grant Shares issued to each participant shall be determined by dividing the amount of a participant's earned Award to be paid in Grant Shares by the average closing price of the Company Common Stock during the last five business days in January of the fiscal year following the fiscal year in which the Award was granted. In addition, by the terms of the Plan, no Grant Shares shall be issued prior to January 1, 1999. Furthermore, the award of any Grant Shares by the Company would be subject to obtaining Massachusetts DTE approval of their issuances; provided, however, that if the proposal to restructure the Company to form a holding company is approved, such approval would not be necessary for awards of Grant Shares by Colonial Energy.

      The portion of an Award payable in cash shall be paid in a lump-sum as soon as practicable following the close of the year in which the Award was granted ("Plan Year"). The portion of an Award payable in Grant Shares will become vested three years after the date on which such Award was issued unless otherwise specified by the Committee.

      The Committee will base its selection of award recipients, and its determination of the size of the Award, on the Company's results relative to pre-set performance standards, including, but not limited to, efficiency of the Company's operations, lowering of the Company's cost of service, the Company's net income, total stockholder return, and Committee discretion.

     Administration

     The Committee will have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. The Committee's determination as to any provision of the Plan is final and
conclusive.   The Committee may suspend, amend or  terminate  the
Plan provided that any amendment that would increase the aggregate number of Grant Shares that may be issued, materially increase the benefits accruing to participants or materially modify requirements as to eligibility for participation, will be subject to stockholder approval. No suspension, termination, modification or amendment of the Plan may, without the consent of a participant, adversely affect a participant's rights under an Award already granted.

     Change in Control

      In order to preserve a participant's rights under an Award in the event of a change in control of the Company, any Grant
Shares awarded in a previous Plan Year shall become immediately vested.

     United States Federal Income Tax Consequences

      The following is a brief description of the federal income tax consequences that may accrue under the Plan to the Company and to participants who are residents of the United States. It is based on the provisions of the Code as in effect on the date of this Proxy Statement Prospectus, current regulations and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the Plan. In addition, there may be consequences under state and local tax laws and any applicable tax laws of foreign jurisdictions.

      Cash. Whenever payments under an Award are made in cash, that cash will be taxable to the participant as ordinary income. The Company will withhold therefrom an amount sufficient to satisfy all taxes required to be withheld by the Company. The
Company will be entitled to a federal income tax deduction for cash Awards that are paid.

      Restricted Stock. Generally, upon the award of Grant Shares, the participant will not be taxed until the Grant Shares vest, with the excess of the then fair market value of the Grant Shares being taxed as ordinary income. The holding period for determining whether subsequent gain or loss will be a short-term, mid-term or long-term capital gain or loss begins when the Grant Shares vest. The short-term holding period is one year or less; the mid-term holding period is more than one year but not more than 18 months; and the long-term holding period is more than 18 months.

      However, a participant may file a written election with the Internal Revenue Service under Section 83(b) of the Code, within 30 days after award of the Grant Shares, to be taxed at the time of the Award. In that case, the fair market value of the Grant Shares at the time of the award will be taxed as ordinary income. Copies of the election statement must also be furnished to the Company and filed with the participant's tax return for the taxable year of exercise. When the participant realizes ordinary income, the Company will receive a tax deduction equal to the amount of that ordinary income, subject to the satisfaction of applicable reporting requirements.

      In connection with the taxation of Grant Shares, the participant must pay to the Company any taxes required by law to be withheld in respect of such taxation. In the Committee's discretion, the participant may elect to pay such tax obligation in whole or in part by delivery of previously acquired Company Common Stock or by authorizing the Company to retain Grant Shares with such Company Common Stock being valued at fair market value on the date the Award is taxable. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the participant.

     Holding Company Assumption

       If the stockholders approve the Plan and if the restructuring is approved and implemented, Colonial Energy will be the Company's successor under the Plan and will issue Colonial Energy Common Shares under the Plan. If the stockholders approve the restructuring, their approval of the Plan will also be deemed to constitute approval of the Plan on behalf of Colonial Energy.

             PROPOSAL NO. 3: PLAN OF RESTRUCTURING

     General

      The Board of Directors and management of the Company consider it to be in the best interests of the Company and its stockholders to change into a holding company structure in which the Company will become a separate, wholly-owned subsidiary of a new parent company; Colonial Energy. The present holders of Company Common Stock will become the shareholders of Colonial Energy. In connection with the restructuring, the Company's subsidiary, Transgas, will become a subsidiary of Colonial Energy and a sister corporation of the Company.

      The holding company structure is a well-established form of organization for companies conducting multiple lines of businesses, particularly entities engaging in both regulated and unregulated activities. The majority of investor-owned Massachusetts electric and gas utilities are currently organized in a holding company structure. The holding company structure is intended to provide increased financial, managerial and organiza tional flexibility in order to better position the Company to operate in the changing gas utility industry. Specifically, the new structure would enable Colonial Energy to separate regulated and unregulated lines of business and pursue with greater flexibility non-utility business ventures. Although the Company could continue to pursue non-utility business opportunities through Transgas, it is limited in its ability to do so and cannot invest Company funds without Massachusetts DTE approval. Accordingly, the Board of Directors and management believe it is in the best interests of the Company and its stockholders to conduct such non-utility activities through a holding company structure.

     Business of the Company

     The Company was incorporated in 1849 under Massachusetts law as an investor-owned public utility. The Company is primarily a regulated natural gas distribution utility, and serves over 151,000 utility customers in 24 municipalities located northwest of Boston and on Cape Cod. The Company's combined natural gas distribution service areas cover approximately 622 square miles with a year-round population of approximately 500,000, which increases by approximately 350,000 during the summer tourist season on Cape Cod. Through its subsidiary, Transgas, the Company also provides over-the-road transportation of liquified natural gas ("LNG"), propane and other commodities.

      As a regulated gas utility, the Company is subject to the jurisdiction and regulatory authority of the Massachusetts DTE with respect to retail rates for gas sales and distribution, accounting, issuance of securities, investment in subsidiaries and other entities, and related matters.

      The current corporate structure of the Company is as follows:

                     HOLDERS OF COMMON STOCK


                          COLONIAL GAS


                            TRANSGAS

       To carry out the restructuring, Colonial Energy, a Massachusetts business trust, and Colonial Energy's wholly-owned subsidiary, Mergeco, a Massachusetts utility corporation, have been formed, neither of which entities has any present business or properties of its own. The outstanding Colonial Energy Common Shares are presently owned by Transgas, while the authorized stock of Mergeco is presently subscribed for by Colonial Energy and will be issued to Colonial Energy upon approval of the Massachusetts DTE. Prior to the Merger, Transgas will distribute the Colonial Energy Common Shares to the Company, making Colonial Energy a direct, wholly-owned subsidiary of the Company. The Company, Mergeco and Colonial Energy will enter into the Merger Agreement under which, subject to stockholder approval as required by Massachusetts law, the Company will become a subsidiary of Colonial Energy through the merger of Mergeco with and into the Company. In the Merger, the Company Common Stock will be exchanged share-for-share for Colonial Energy Common Shares. A copy of the Merger Agreement is attached to this Proxy Statement as Appendix B.

      Immediately following the Merger, the Company will transfer the stock of Transgas to Colonial Energy, resulting in Transgas becoming a wholly-owned subsidiary of Colonial Energy and a sister corporation of the Company. After the restructuring, Colonial Energy will engage in non-utility business activities through Transgas and through such additional subsidiaries as it may establish in the future to engage in new non-utility businesses. If the proposed restructuring is consummated, it is intended that advances to and other investments in non-utility businesses will be made primarily by Colonial Energy rather than by the Company and that the proceeds of financings by the Company will be used entirely in the conduct of its gas utility business.

      The reorganized corporate structure of Colonial Energy immediately after the Merger and restructuring is expected to be as follows:

                    HOLDERS OF COMMON SHARES


                         COLONIAL ENERGY


                    COLONIAL GAS    TRANSGAS


     Reasons for the Restructuring

      General. The holding company structure is intended to provide increased financial, managerial and organizational flexibility in order to better position the Company to operate in the changing natural gas industry. The holding company structure will permit Colonial Energy to take advantage of non-utility business opportunities in a more timely manner. In addition, the holding company structure will clearly separate Colonial Energy's regulated and non-utility lines of business. The holding company structure is a well-established form of organization for companies conducting multiple lines of businesses, particularly entities engaging in both regulated and unregulated activities.

     Industry Restructuring. In recent years, many state utility commissions, including the Massachusetts DTE, have initiated proceedings to unbundle and restructure gas utility activities with the goal of promoting competition and extending to all customers the option of choosing their own gas provider. In particular, the Massachusetts DTE has identified the separation of the natural gas supply and distribution businesses as an essential element of creating a competitive market for natural gas. The Company anticipates that Massachusetts regulations may soon require that its utility business consist primarily of distributing natural gas. Accordingly, the Company has identified the need to increase its long-term growth potential through investing in related businesses. The move to a competitive natural gas industry, together with the changes in the energy industry in general, have created new opportunities for energy service providers like the Company in non-utility business ventures. Pursuit of these new opportunities is far easier under the holding company structure as such structure allows for a more timely response to business opportunities and more flexible financing arrangements.

     Initially, and for the foreseeable future, the Company's gas utility business is expected to constitute the predominant part of Colonial Energy's earnings power. The Company's operations will be conducted with the same assets and same management, and will continue to be subject to the jurisdiction of the Massachusetts DTE. The primary focus of Colonial Energy will be on the development of non-utility business activities involving natural gas service and related products and services. Although the Company has not yet identified other significant investment opportunities for Colonial Energy, it is expected that Colonial Energy will develop or acquire other businesses which provide such products and services.

     Benefits of Holding Company Structure

      The holding company structure is a well-established form of organization for companies conducting multiple lines of businesses, particularly entities engaging in both regulated and unregulated activities. Many electric and gas utilities have been organized as holding companies for many years, and many other utilities have recently changed their organization to a holding company structure. The Board of Directors and management believe it is desirable to conduct the Company's non-utility activities through a holding company structure. The benefits of a holding company structure may be summarized as follows:

      Timely Response to Business Opportunities. The holding company structure, by separating Transgas and any other new non-utility businesses into corporations that will not be subsidiaries of the Company, will enable Colonial Energy to pursue non-utility business opportunities without the delays inherent in the regulatory process. For example, the holding company structure will enable Colonial Energy to make investments in non-utility businesses, and to issue securities for the purpose of financing such investments, without obtaining the approval of the Massachusetts DTE. This will allow Colonial Energy to respond to competitive forces and pursue non-utility businesses in a timely fashion. The ability of Colonial Energy to engage in these activities in a timely manner without regulatory approval will make Colonial Energy a more attractive joint venture partner.

      Flexible Financing Opportunities. The holding company structure also will permit the use of financing techniques that are more directly suited to the particular requirements, characteristics and risks of non-utility operations without affecting the capital structure or creditworthiness of the Company. The holding company structure will allow the design and implementation of capitalization ratios appropriate for the capital and business requirements of each industry in which Colonial Energy is engaged.

      Separation. The holding company structure will facilitate the clearer separation of the Company's gas utility business from the non-utility businesses of other Colonial Energy subsidiaries. In addition, the holding company structure will facilitate the analysis and valuation of the holding company's individual lines of business by the investment community. The holding company structure also will mitigate the potential impact on the Company, its debt security holders and its customers, of the risks of non-utility businesses.

       Equity Incentive Arrangements. The holding company structure will permit greater flexibility in providing equity incentives to attract, retain and motivate key employees than is now possible with the Company because of the need to obtain Massachusetts DTE approval for the issuance of capital stock.

     Special Considerations Applicable to the Restructuring

      Non-Utility Business Activities May Involve More Risk. The future performance of Colonial Energy Common Shares cannot be predicted. Following consummation of the restructuring, Colonial Energy will be able to make investments in non-utility businesses and issue securities for the purpose of financing such investments without obtaining the prior approval of the Massachusetts DTE. The restructuring, therefore, will provide Colonial Energy with more flexibility to pursue business opportunities that might involve a higher degree of risk than would be permitted for a regulated utility, but with the possibility of higher potential returns commensurate with such risk. Pursuit of business opportunities with greater risk could, in turn, have either a positive or an adverse effect on the value of a shareholder's investment, depending upon the return actually realized from such opportunities. Such business opportunities may encounter competitive and other business factors not previously experienced by the Company to the same degree and may have different, and perhaps greater, investment risk than those involved in the Company's regulated gas distribution business. There can be no assurance that such businesses will be successful or, if unsuccessful, that they will not have a direct or indirect adverse effect on Colonial Energy. Any losses incurred by such businesses will not be recoverable in the Company's regulated rates. As Colonial Energy becomes increasingly engaged in non-utility business activities, such activities will have an increasing impact on the market price of Colonial Energy's Common Shares.

      Dilution. The holding company structure will enable the Board to issue capital stock to obtain financing, acquire other businesses, provide equity incentives to employees and for other purposes without obtaining prior Massachusetts DTE approval. Any additional issuance of capital stock could result in dilution in the ownership of existing Stockholders.

      Colonial Energy Dividends Dependent on Dividends from the Company. For a period of time following the restructuring, the funds required by Colonial Energy to enable it to pay dividends on Colonial Energy's Common Shares are expected to be derived primarily from the dividends paid by the Company. Accordingly, the ability of Colonial Energy to pay such dividends, as a practical matter, will be governed by the ability of the Company to pay dividends on its Common Stock. It is currently contemplated that Colonial Energy will initially make payments on its Common Shares at the rate currently applicable to Colonial Gas Common Stock.

     Recommendations of the Board

      The Board of Directors and management of the Company recommend the approval of the restructuring as proposed in the accompanying Notice of Annual Meeting. The Board of Directors and management believe that the restructuring is in the best interest of the Company and its stockholders. In making its decision to recommend the restructuring to the stockholders, the Board of Directors considered many factors, including the factors set forth above under "Reasons for the Restructuring," "Benefits of Holding Company Structure" and "Special Considerations Applicable to the Restructuring."

     Vote Required

      In order for the restructuring into a holding company to be approved under Massachusetts law, it must receive favorable votes, in person or by proxy, of the holders of two-thirds of the outstanding shares of the Company Common Stock. Accordingly, abstentions and broker non-votes will have the effect of votes against the restructuring proposal. See "Other Matters -- Voting Procedures."

      The persons named in the accompanying proxy intend to vote such proxy in favor of the restructuring unless a contrary choice is indicated thereon.

     Exchange of Certificates Not Required

     If the proposed restructuring is consummated, it will not be necessary for holders of Company Common Stock to exchange their existing stock certificates for Colonial Energy share certificates. Holders of Company Common Stock will automatically become holders of Colonial Energy Common Shares, and their stock certificates will automatically represent Colonial Energy Common Shares. After the restructuring, whenever presently outstanding certificates are presented for transfer, new certificates bearing the name of Colonial Energy will be issued. Certificates also presented for transfer to a name other than that in which the surrendered certificate is registered must be properly endorsed, with the signature guaranteed, and accompanied by evidence of payment of any applicable stock transfer taxes.

     Merger Agreement

      The Merger Agreement has been approved by the Boards of the Company, Colonial Energy and Mergeco, and is subject to the approval by vote of the Company's stockholders as required by Massachusetts law and described herein. The Merger Agreement provides that:

          (a) each outstanding share of Company Common Stock, $3.33 par value per share, will be converted into one
          Colonial Energy Common Share, $3.33 par value per share;

          (b) each outstanding share of Mergeco Common Stock, $3.33 par value per share, will be converted into one new share of Company Common Stock, $3.33 par value per share, all of which will then be owned by Colonial Energy; and

          (c)   the  Colonial Energy Common Shares  held  by  the
          Company will be canceled.

      The Company will be the surviving corporation in the Merger and become a wholly-owned subsidiary of Colonial Energy. All of the Colonial Energy Common Shares outstanding immediately after the Merger will be owned by the holders of Company Common Stock outstanding at the effective time of the Merger.

     If and when the Merger becomes effective, holders of Company Common Stock will automatically become holders of Colonial Energy Common Shares. The outstanding debt securities of the Company and the terms thereof will not be altered in the Merger. Such debt securities will remain outstanding and will continue to be obligations of the Company as the survivor of the Merger.

     Amendment or Termination of Plan of Merger

     By mutual consent of their respective Boards of Directors or trustees, the Company, Colonial Energy and Mergeco may amend, modify or supplement the Merger Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of the Merger Agreement by the stockholders of the Company; provided, however, that no such amendment, modification or supplement shall, in the sole judgment of the Board of Directors of the Company, materially and adversely affect the rights of the holders of Company Common Stock.

     The Merger Agreement provides that it may be terminated, and the Merger and other transactions incident to the restructuring plan abandoned, at any time, whether before or after approval of the Merger Agreement by the stockholders of the Company, by action of the Board of Directors of the Company if the Board determines that the consummation of the restructuring would for any reason be inadvisable or not in the best interests of the
Company or its stockholders. The Board of Directors of the Company expects to terminate and abandon the restructuring if the Company has not received, within a reasonable period after stockholder approval, approval of the Merger by the Massachusetts DTE as required by Massachusetts law or other regulatory agencies with jurisdiction over the transaction (see "Regulatory Approval of the Restructuring") or approval for listing of Colonial Energy Common Shares on the NYSE (see "Stock Exchange Listing"). The Company is unable to predict under what other circumstances the restructuring would be terminated and abandoned.

     Effectiveness of the Restructuring

      The Merger Agreement contemplates that the Merger will become effective, and all other steps in the restructuring plan will be completed, as soon as practical after the required stockholder and regulatory approvals and listing authorization for Colonial Energy Common Shares have been received, unless the Board of Directors of the Company theretofore has elected to abandon such plan.

     Certain Federal Income Tax Consequences

       General. The following general discussion summarizes certain federal income tax considerations relating to the Merger. This summary is provided for general information only, and does not discuss all aspects of income taxation that may be relevant to a particular holder of Company Common Stock in light of the holder's personal tax circumstances or to certain types of holders of Company Common Stock subject to special treatment under the income tax laws of any jurisdiction, including persons who are not United States persons, dealers in securities, tax-exempt entities and stockholders who do not hold Company Common Stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

      The legal conclusions set forth in this summary reflect the opinion of Palmer & Dodge LLP, the Company's outside counsel. No ruling has been requested from the Internal Revenue Service. Each holder of Company Common Stock should consult such holder's own tax advisor as to the specific tax consequences of the Merger to such holder, including the application and effect of foreign, state or local income and other tax laws.

      The following discussion is based on existing statutes, existing and proposed regulations and existing administrative interpretations and court decisions. Future legislation, regulations, administration interpretations or court decisions could significantly change such authorities either prospectively or retroactively, and could affect the legal conclusions set forth in the following discussions.

      For federal income tax purposes, the Merger is intended to qualify as a tax-free exchange pursuant to Section 351 of the Internal Revenue Code.

      Tax  Implications to the Holders.  For federal  income  tax purposes, no gain or loss will be recognized by the holders of Company Common Stock on their exchange of Company Common Stock for Colonial Energy Common Shares pursuant to the Merger. For federal income tax purposes, the tax basis of the Colonial Energy Common Shares received by each such holder pursuant to the Merger will be the same as the holder's basis in Company Common Stock surrendered in the Merger, and the holding period of such Colonial Energy Common Shares will include the period during which such holder held Company Common Stock surrendered in the Merger, provided that such Company Common Stock was held as a capital asset on the date of the exchange.

     Tax Implications to Colonial Energy. For federal income tax purposes, no gain or loss will be recognized by Colonial Energy.

      Other Tax Aspects. Apart from the federal income tax consequences of the Merger discussed herein, no attempt has been made to determine the tax consequences to a holder of Company Common Stock under the laws of any country, state or jurisdiction. Holders of Company Common Stock may be subject to special federal income tax treatment or to other taxes, such as state or local income taxes that may be imposed by various jurisdictions, and also may be subject to intangible property, estate and inheritance taxes in their state of domicile. Each holder of Company Common Stock should consult the holder's own tax advisors to determine the particular tax consequences of the Merger to the holder.

     Treatment of Indebtedness

      All of the Company's indebtedness outstanding immediately prior to the Merger, which is expected to consist primarily of multiple series of first mortgage bonds, as well as bank credit facilities, will continue to be outstanding indebtedness of the Company after the Merger. Such indebtedness will neither be assumed nor guaranteed by Colonial Energy in connection with the restructuring. The decision to have the indebtedness of the Company continue as obligations of the Company is based upon a desire not to alter, or potentially alter, the nature of the investment represented by such obligations, namely a direct investment in a regulated utility.

     Dividend Policy

     While future dividends on Colonial Energy Common Shares will depend primarily upon the earnings, financial condition and capital requirements of its subsidiaries, it is currently contemplated that Colonial Energy initially will make dividend payments on Colonial Energy Common Shares at the rate currently applicable to Company Common Stock. In addition, it is expected that such dividends of Colonial Energy will be declared and paid on approximately the same  schedule of dates as that now followed by the Company  with
respect  to  Company  Common Stock dividends.   The  most  recent
quarterly dividend declared by the Board of Directors of the Company was $0.335 per share of Company Common Stock and will be payable on March 13, 1998 to holders of record on February 27, 1998.

     Subject to the availability of earnings and the needs of its gas utility business, the Company intends to make regular cash payments to Colonial Energy in the form of dividends on Company Common Stock in amounts which, to the extent not otherwise provided by Colonial Energy's other subsidiaries, if any, would be sufficient for Colonial Energy to pay cash dividends on Colonial Energy Common Shares as referred to above, for operating expenses of Colonial Energy and for such other purposes as the trustees of Colonial Energy may determine. The Company does not contemplate any material loans or advances to Colonial Energy in the near future and would not be free to make such loans or advances without prior approval of the Massachusetts DTE. The Company is not party to any agreement or subject to any laws or regulations which materially restrict the payment of dividends by it to Colonial Energy, except that the Company's ability to make dividends is restricted by certain negative covenants related to the financial performance of the Company contained in (i) the Second Amended and Restated First Mortgage Indenture, dated as of June 15, 1992, between the Company and State Street Bank and Trust Company, as trustee, as supplemented and amended and (ii) the Company's credit agreement with its bank lenders.

     Stock Exchange Listing

      Colonial Energy plans to apply to list Colonial Energy Common Shares on the NYSE. It is expected that such listing will become effective on the effective date of the Merger, subject to the rules of such exchange. At the time of the listing of Colonial Energy Common Shares, Company Common Stock will be delisted from trading on the NYSE (all outstanding shares being held by Colonial Energy).

     Regulatory Approval of the Restructuring

      The proposed Merger of the Company and Mergeco must be approved by the Massachusetts DTE before the restructuring can become effective. Under applicable state law, the application for approval by the Massachusetts DTE cannot be filed until after the holders of Company Common Stock have approved the Merger. Upon filing of the application, the Massachusetts DTE, after notice and a public hearing, must determine that the Merger and the terms thereof are consistent with the public interest. See "Proposal No. 3: Plan of Restructuring -- Regulatory Matters."

     Regulatory Matters

      After the restructuring, the Company will continue to operate a gas utility business and will remain subject to regulation by the Massachusetts DTE. Colonial Energy, however, will not be subject to such regulation, except that Colonial Energy will be required to file an annual statement of ownership of the Company with the Massachusetts DTE, which may examine the books, accounts, contracts, records and memoranda of Colonial Energy and may require it to furnish reports and information with respect to its relations and dealings with the Company. In addition, the reasonableness of any payment, charge, contract, purchase, sale, obligation or other arrangement between the Company and Colonial Energy or between the Company and any subsidiary of Colonial Energy may come into question in retail rate making and finance proceedings before the Massachusetts DTE. In that event, the Company will have the burden of establishing and proving such reasonableness. The Massachusetts DTE also has the power to terminate any such contract relating to services rendered to the Company if it appears that the amount of compensation called for in the contract is excessive, even if no bad faith is found.

      After the restructuring is completed, Colonial Energy will be a public utility holding company under the Holding Company Act. Nevertheless, upon the filing of an appropriate exemption statement pursuant to Rule U-2 under Section 3(a)(1) of the Holding Company Act (and subject to the filing of annual exemption statements thereafter), Colonial Energy will be entitled to an exemption from regulation as a "registered holding company" under the Holding Company Act. The basis of the exemption is that the Company, as Colonial Energy's only public utility subsidiary, is organized in the same state as Colonial Energy (i.e. Massachusetts), and is predominantly intrastate in character and carries on its business substantially in its state of incorporation. The exemption will be available as long as the utility business of the Company, and of any other public utility subsidiary from which Colonial Energy derives a material portion of its income, are organized in Massachusetts and remain predominantly intrastate in character.

     The exemption from the provisions of the Holding Company Act may be revoked on a finding by the SEC that such exemption may be detrimental to the public interests or the interest of investors or consumers. The prior approval of the SEC under the Holding Company Act would be required if Colonial Energy or the Company proposed the acquisition or creation, directly or indirectly, of additional utility subsidiaries. Moreover, there also may be limits on the extent to which Colonial Energy and any non-utility subsidiaries can diversify without raising questions about Colonial Energy's exempt status. Current SEC policies regarding the scope of permissible non-utility activities are subject to change. Neither Colonial Energy nor the Company has any present intention of becoming a registered holding company subject to regulation by the SEC under the Holding Company Act.

      In June 1995, the SEC Division of Investment Management issued a report recommending significant revisions to, or limited repeal of, the Holding Company Act. Colonial Energy and the Company, however, cannot predict whether Congress will take any such action. Pending such action, the SEC indicated that it would revise its rules and interpretations to modernize and simplify holding company regulation. At this time, however, Colonial Energy and the Company cannot predict the likelihood, timing or impact of such actions.

      Following the restructuring, both Colonial Energy and the Company will be subject to the reporting requirements of the Exchange Act by virtue of having classes of securities registered thereunder.

      Colonial  Energy's  Declaration of  Trust  and  Comparative
Shareholders' Rights

      Colonial  Energy  has been organized as  an  unincorporated voluntary association with transferable shares of beneficial interest subject to Chapter 182 of the Massachusetts General Laws, commonly referred to as a "Massachusetts business trust." Colonial Energy was organized as a Massachusetts business trust, rather than a corporation, because of the potential Massachusetts income tax savings to the trust and the lower filing fees payable by it in connection with its authorized capital stock. While a publicly traded parent holding company formed as a Massachusetts business trust would be taxed as a corporation for federal tax purposes, it would not be treated as a corporation for Massachusetts tax purposes and therefore would not be subject to tax with respect to its income or net worth under the Massachusetts corporate excise, or subject to the utility franchise tax on income. Although Massachusetts business trusts are generally subject to the Massachusetts personal income tax, the personal income tax does not apply at the entity level to a Massachusetts business trust that qualifies as a "holding company" under Massachusetts law (the Board of Directors currently intends to operate Colonial Energy so that it will so qualify). Instead, dividends paid by such a trust would generally be subject to tax. This entity-level tax treatment contrasts with the Massachusetts tax treatment of a parent corporate holding company, which would be subject to a tax on 5% of dividends received from subsidiaries and on 100% of any other income (in each case after apportionment, which in the case of a holding company for the Company, would likely be, at least initially, at or near 100% in Massachusetts). The rate of tax on income applicable to corporations is 9.5%. Corporate holding companies are also subject to a "net worth" tax at the rate of $2.60 per $1,000, but net worth is computed, in general, after deducting investment in 80% or more owned subsidiary corporations. Management believes that the extent of potential savings associated with organizing Colonial Energy as a Massachusetts business trust could be significant since they depend, in large part, upon the amount and nature of any dividends received by Colonial Energy from the Company. As previously described, at least initially, dividends from the Company will be Colonial Energy's primary source of income for the payment of dividends to its shareholders. The lower filing fees arise from the fact that under Massachusetts law the fee for filing articles of organization of a corporation is one tenth of one percent of the total amount of its authorized capital stock with par value, and such fee is subject to change by the Massachusetts Secretary of State. There are no fees payable by a business trust based upon its authorized capital shares.

      The following summary should be read in the context of, and is qualified by reference to, Colonial Energy's Declaration of Trust (the "Declaration of Trust"), a copy of which substantially in the form it will be in as of the effective date of the Merger is attached as Appendix B to this Proxy Statement/Prospectus and incorporated herein by reference.

      The rights of holders of Company Common Stock are governed by Chapter 164 of the Massachusetts General Laws governing electric and gas utilities, and by the Company's Articles of Incorporation and Bylaws. If the Merger is consummated, the rights of the present holders of Company Common Stock thereafter will be determined by Colonial Energy's Declaration of Trust and Bylaws. Except as noted below, the rights of holders of Colonial Energy Common Shares will be virtually the same as the present rights of the holders of Company Common Stock.

      Pursuant to certain decisions of the Massachusetts courts, shareholders who exercise too much control over the affairs of a Massachusetts business trust may be held personally liable as partners for the obligations of a trust to the extent not satisfied by the trust, with respect to tort claims, contract claims (where shareholder liability is not negated as described below), claims for taxes and certain statutory liabilities. Even if, however, Colonial Energy were held to be a partnership, the possibility of its shareholders incurring financial loss is remote because (a) Colonial Energy's Declaration of Trust contains an express disclaimer of shareholder liability for the obligations of Colonial Energy, requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by Colonial Energy and provides that no person has authority to enter into an agreement, obligation or instrument except in accordance with those requirements, (b) Colonial Energy will seek adequate insurance against tort liability, (c) most of Colonial Energy's operations will be conducted by incorporated subsidiaries such that the activities of Colonial Energy will be limited to the ownership of securities rather than the operation of physical assets and (d) Colonial Energy's Declaration of Trust provides for indemnification out of the trust property for any shareholder held personally liable for the obligations of Colonial Energy. Because of its tax advantages and because it is generally comparable to a corporation in protecting shareholders from liability, the most common form for utility holding companies in Massachusetts is the Massachusetts business trust.

      Colonial Energy's Declaration of Trust provides that the property and affairs of Colonial Energy will be held and managed by its trustees who will have all of the powers and authority necessary and convenient to carry out Colonial Energy's business. The trustees may appoint officers and agents to carry out Colonial Energy's business. See "Proposal No. 3: Plan of Restructuring -- Trustees and Management of Colonial Energy." The powers and responsibilities of the trustees and officers of Colonial Energy will be comparable to those of directors and
officers  of  a  corporation with no material  differences.   The
trustees will be selected by a plurality of the vote of the holders of Colonial Energy Common Shares properly cast at an annual meeting.

     Colonial Energy's Declaration of Trust will contain the same "fair price" and "classified board" provisions that were adopted by the Company's stockholders (see "Proposal No. 3: Plan of Restructuring -- Colonial Energy Common Shares" below) and the same indemnification and limitations on directors' liability provisions (applicable to the trustees) that were adopted by the Company's stockholders to enhance the Company's ability to attract and retain qualified directors and officers. In addition, the Company's Shareholder Rights Plan, under which each holder of a share of Company Common Stock has one right to purchase one one-hundredth of a share of Junior Participating Preferred Stock which become exercisable only upon certain change-of-control triggering events, will become the Shareholder Rights Plan of Colonial Energy and such rights will attach to the Colonial Energy Common Shares.

      Under Chapter 164, the Company may be merged with another utility subject to Chapter 164 upon a two-thirds vote of each class of stock outstanding and entitled to vote on the matter, and the approval of the Massachusetts DTE. Subject to the "fair price" provisions in the Declaration of Trust, Colonial Energy, like a Massachusetts business corporation, may be merged with another trust or corporation, or terminated and liquidated, upon an eighty percent (80%) vote of the shares outstanding and entitled to vote thereon (except that a change of form into another trust or into a corporation may be done on approval of a majority of the common shareholders).

      Under Chapter 164, stockholders of a gas utility company have no appraisal rights. Colonial Energy's Declaration of Trust provides that shareholders of Colonial Energy who dissent from a merger or similar transaction (other than a transaction to change form into another trust or a corporation) will have substantially the same rights of appraisal, subject to the same procedures, as would a stockholder of a Massachusetts business corporation.

      Under Chapter 164, the Articles of Organization of the Company may be amended upon a majority vote of the common stockholders, except with respect to certain provisions requiring a two-thirds vote of the Company's common stockholders. The Colonial Energy Declaration of Trust may be amended by a written instrument signed by a majority of the trustees then in office if such amendment has been authorized by a majority vote of Colonial Energy's common shareholders, provided that amendments which, in the judgment of the trustees, are of a fundamental character must be approved by a vote of the holders of two-thirds of the outstanding Colonial Energy Common Shares. The provisions governing the number and classes of trustees and their election, nomination, resignation and removal can only be amended upon a vote of eighty percent (80%) of the outstanding Colonial Energy Common Shares unless such amendment is authorized or recommended by eighty percent (80%) or more of the trustees. The amendment of the provisions requiring eighty-percent (80%) shareholder approval for certain business combinations can only be accomplished with the approval of eighty-percent (80%) of the outstanding Colonial Energy Common Shares. Certain other provisions cannot be changed without a two-thirds vote as provided in the Declaration of Trust. Amendments for the purpose of changing the name of Colonial Energy or of supplying any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained in the Declaration of Trust shall not require authorization by vote of the shareholders.

      Under Massachusetts law, the authority to adopt, amend or repeal the bylaws of a Massachusetts corporation is in the stockholders, provided that if authorized by the articles of organization, the bylaws may provide that the directors may also make, amend or repeal the bylaws. The Company's Bylaws provide such authority to the Board of Directors. Colonial Energy's Declaration of Trust authorizes the trustees: to adopt Bylaws in order to set the fiscal year and regulate the affairs of the trustees; provide for such committees as the trustees shall deem appropriate, including an executive committee which shall be vested with all of the powers and authorities of the trustees when the trustees are not in session; provide for the appointment of a chairman of the trustees, a president, one or more vice presidents, a treasurer, a clerk and such other officers as the trustees may deem appropriate, and the manner of their appointment and removal, and their respective powers and duties; provide for the manner in which documents shall be executed, including share certificates; provide for the appointment of transfer agents and registrars; and to set forth such further provisions relating to the above matters or otherwise, incidental or in addition to but not inconsistent with the provisions of the Declaration of Trust, as the trustees shall deem appropriate. The Bylaws may only be amended by the trustees.

      Under Massachusetts law and the Company's Bylaws, the Board of Directors can act without a meeting only by majority written consent. Under Colonial Energy's Declaration of Trust, the trustees may act without a meeting by a consent signed by a majority of the trustees.

      As with any Massachusetts business corporation, Colonial Energy's Declaration of Trust provides that no action may be brought by a shareholder on behalf of Colonial Energy unless a prior demand regarding such matter has been made on the trustees and the shareholders.

     Colonial Energy's Declaration of Trust, like the Articles of Incorporation of the Company, contains certain provisions that may be viewed as having an anti-takeover effect, including provisions establishing classes of trustees, shareholder notice requirements, and requiring a super-majority vote of the disinterested shareholders to approve certain business transactions with a shareholder owning more than 5% of the outstanding Colonial Energy Common Shares. Colonial Energy is also subject to Chapter 110F of the Massachusetts General Laws, which, in general, provides that for three years after an acquiror has purchased 5% or more of the stock of a company without its approval, the acquiror may not complete the acquisition of that company through merger, sell or pledge the assets of that company, or engage in other self-dealing transactions. The Colonial Energy Declaration of Trust will also contain a provision (substantially the same as provisions of Massachusetts law currently applicable to the Company) allowing trustees to consider various constituencies and community and societal considerations, as well as the long-term and short-term interests of Colonial Energy, in determining what the trustees reasonably believe to be in the best interests of Colonial Energy. In addition, like the current provisions governing the Company, the Colonial Energy Declaration of Trust will provide that the request of the holders of forty percent (40%) of the outstanding Colonial Energy Common Shares will be required in order for shareholders to call a special meeting of shareholders.

     Colonial Energy Common Shares

      Colonial Energy will issue shares of beneficial interest, referred to in this Proxy Statement as "Colonial Energy Common Shares," and may in the future issue other equity and debt securities. The initial authorized capital stock of Colonial Energy will be 15,000,000 common shares, par value $3.33 per share, and 1,000,000 preferred shares. The authorized capital shares may be issued from time to time by the trustees without the necessity of obtaining further consent of the shareholders or any approvals from the Massachusetts DTE. Colonial Energy capital shares may be issued for money, services or property, or as a distribution to shareholders, and upon such terms as the trustees may in their absolute discretion determine. Upon consummation of the Merger, the number of outstanding Colonial Energy Common Shares will be the same as the number of outstanding shares of Company Common Stock immediately prior to the Merger and no Colonial Energy preferred shares will be outstanding.

      Colonial Energy preferred shares may be issued by the trustees in one or more classes or series within a class and shall have such designations, preferences, voting rights, voting powers, full or limited, or no voting rights, participating, optional or other special rights, and such relative rights, qualifications, limitations or restrictions, all as may be determined by the trustees. Authorization of preferred shares in addition to the shares initially authorized in the Declaration of Trust requires the vote of the holders of a majority of the Colonial Energy shares outstanding and entitled to vote thereon.

     The holders of the Colonial Energy Common Shares, subject to any prior rights or preferences of Colonial Energy preferred shares outstanding at the time, will be entitled to such dividends thereon as the trustees in their discretion lawfully declare (see "Dividend Policy" above) and will be vested with all voting rights. Each Colonial Energy Common Share will be entitled to one vote. The Colonial Energy Common Shares will not have cumulative voting rights in the election of trustees. In the event of voluntary or involuntary liquidation or dissolution, the holders of the Colonial Energy Common Shares, subject to any prior rights or preferences of Colonial Energy preferred shares outstanding at the time, will share ratably in the assets of Colonial Energy. Colonial Energy will have no right to call the Colonial Energy Common Shares for redemption. The holders of the Colonial Energy Common Shares will have no preemptive rights to subscribe to additional shares issued by Colonial Energy.

      Colonial Energy has no agreement, understanding or plan for the issuance of any Colonial Energy Common Shares, except in connection with the proposed Merger and except in connection with the Company's Savings Plan and, if approved by the stockholders and when assumed by Colonial Energy, the Executive Performance and Equity Incentive Plans. Colonial Energy also has no agreement, understanding or plan for the issuance of any Colonial Energy preferred shares. Colonial Energy will assume and maintain the Company's Dividend Reinvestment and Common Stock Savings Plan. Colonial Energy may issue and sell Colonial Energy Common Shares in connection with the acquisition of stock or assets of other companies, to finance expenditures, additions and improvements to the property of the Company, Transgas or any of Colonial Energy's other subsidiaries, which have not been financed with other permanent securities and for other corporate purposes, or to repay or refinance outstanding indebtedness. Dividend requirements and any redemption, sinking fund or conversion provisions pertaining to Colonial Energy preferred shares, if authorized and issued, may have an adverse effect on the availability of earnings for distribution to holders of the Colonial Energy Common Shares and for use with respect to other corporate purposes. See also "Stock Plans" below for information concerning Colonial Energy's intention to issue additional Colonial Energy Common Shares pursuant to such plans.

     Trustees and Management of Colonial Energy

      The Class II Directors of the Company elected at its 1998 Annual Meetings of Stockholders, together with the continuing Class I and Class III Directors, will be the trustees of Colonial Energy upon the completion of the restructuring plan. In approving the restructuring, stockholders will be considered to have ratified the election of such persons as trustees of Colonial Energy. Subject to their continuing qualification for office, such persons will continue as both trustees of Colonial Energy and directors of the Company.

     The initial officers of Colonial Energy, are as follows:


NAME                             OFFICE

F.L. Putnam, Jr.                 Chairman of the Trustees
F.L. Putnam, III                 President
Dennis W. Carroll                Treasurer
Nickolas Stavropoulos            Vice President
John P. Harrington               Vice President
Timothy A. Clark                 Clerk

      Following the restructuring, the present members of the Company's Board of Directors will continue to serve as Directors of the Company, and the present officers of the Company will, at least initially, continue to hold their present offices and enjoy substantially the same remuneration and employee benefits now afforded. In the future, Colonial Energy may have trustees and officers who are not Directors or officers of the Company.

      Initially, Colonial Energy does not expect to have any employees of its own and does not expect to render services to the Company, Transgas or any other subsidiary, although it may do so in the future. For the immediate future, the Company will be reimbursed by Colonial Energy for the time expended by the Company's officers and employees on the affairs of Colonial Energy and its other subsidiaries and for the use of the Company's facilities by Colonial Energy, and the offices of Colonial Energy will be located at the principal office of the Company.

     No Appraisal Rights

      Under Chapter 164 of the Massachusetts General Laws, which governs the proposed Merger, a dissenting holder of Company
Common Stock does not have a right to demand payment of the fair value of his or her shares if the Merger is consummated.

     Stock Plan

      Following the effectiveness of the restructuring, Colonial Energy will assume the Company's existing Dividend Reinvestment and Common Stock Purchase Plan (the "DRIP Plan") and the Company's existing Savings Plan (the "Savings Plan"). The DRIP Plan presently enables participants to reinvest cash dividends in shares of Company Common Stock, and to make optional cash investments in such shares without paying any brokerage commissions or charges. Upon the effectiveness of the restructuring, participants in the DRIP Plan will be able to reinvest cash dividends and make optional cash investments in Colonial Energy Common Shares. The Savings Plan, a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, enables participating employees to contribute a portion of earnings to several investment accounts, including an account for Company Common Stock, with the Company also contributing 50% of the participants contributions up to a certain percentage of the participant's compensation (presently 6% and increasing to 7% effective April 16, 1998). Upon the effectiveness of the restructuring, it will be Colonial Energy administering the Savings Plan instead of the Company; Colonial Energy Common Shares will become available as an investment account option instead of Company Common Stock; and contributions to participants' accounts will be made at the same levels.

      If the Company's Executive Performance and Equity Incentive Plan is approved by the stockholders (see "Proposal No. 3:
Approval of Executive Performance and Equity Compensation Plan"), upon consummation of the Merger, Colonial Energy will assume such Plan. In approving the restructuring and the Plan, stockholders will be considered to have approved the Plan on behalf of Colonial Energy.

                  TRANSFER AGENT AND REGISTRAR

     Boston EquiServe, L.P., the Transfer Agent and Registrar of the Company Common Stock, will serve in the same capacities for the Colonial Energy Common Shares.


                      FINANCIAL STATEMENTS

     No consolidated financial statements of Colonial Energy are presented herein since Colonial Energy presently has no assets or liabilities other than the stock of Mergeco, and any pro forma consolidated financial statements of Colonial Energy would reflect no change from the financial statements of Colonial Gas prior to implementation of the restructuring plan.

                          LEGAL OPINION

     The validity of the Colonial Energy Common Shares to be issued upon consummation of the Merger is being passed upon by Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts
02108-3190.


                             EXPERTS

     The consolidated balance sheets of Colonial Gas as of December 31, 1996, and the consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                     STOCKHOLDER PROPOSALS

      Any stockholder proposals for the Company's 1999 annual meeting of stockholders must be received by the Company at its principal executive office by November 9, 1998 in order to be included in the proxy statement for that meeting. To be considered for inclusion the proposals also must comply with applicable statutes and regulations and the provisions of the by-laws of the Company which include requirements relating to the time when proposals may be submitted and the information that must be provided.

                         OTHER MATTERS

      Management is aware of no other matters which are to be presented for action at the meeting. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy intend to vote said proxy in accordance with their best judgment.

                      INDEPENDENT AUDITORS

      Grant Thornton LLP is the independent certified public accountants for the Company. Representatives of Grant Thornton
LLP are expected to be available to make statements or respond to appropriate questions at the Annual Meeting.

                                    By  Order  of  the  Board  of
Directors,


                                   CAROL E. ELDEN
                                   Clerk
March 10, 1998
                                                       APPENDIX A

                      Colonial Gas Company
         Executive Performance and Equity Incentive Plan

I.   Purpose.   The  purpose  of this  Plan  is  to  advance  the
     interests of Colonial Gas Company (the "Company") by providing long-term financial incentives to selected key employees of the Company and its subsidiaries for achieving specified objectives. The Plan is designed to recognize and reward success relative to Plan objectives and permit participants to acquire common shares of the Company
     ("shares"). By encouraging such share ownership, the Company seeks to attract, retain and motivate employees of training, experience and ability.

II. Plan Term. This Plan shall become effective on January 1, 1998 (the "effective date") provided the Plan is approved by the shareholders at the next annual meeting of shareholders of the Company following such adoption of the Plan by the Board of Directors of the Company. If such approval is not granted, any awards under the Plan shall become null and void.

III. Administration.   The  Plan shall  be  administered  by  the
     Compensation Committee of the Board of Directors of the Company (the "committee"), the members of which may not participate in the Plan. Subject to the provisions of this Plan, the committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. The interpretation and construction by the committee of any provisions of the Plan or an award ("incentive award") granted pursuant to the Plan and any determination by the committee pursuant to any provision of the Plan or any such incentive award shall be final and conclusive, and binding on both the participant and the Company.

     The committee shall hold meetings at such time and places as it may determine. A majority of members of the committee shall constitute a quorum and actions approved by a majority of the members of the committee at a meeting at which a quorum is present, or actions reduced to or approved in writing by a majority of the members of the committee, shall be valid actions of the committee.

IV. Eligible Employees. Incentive awards may be granted to such key employees of the Company or of any of its subsidiaries (including members of the Board of Directors who are also employees of the Company or any of its subsidiaries) as are selected by the committee (any such selected employee, a "participant").

V. Shares Subject to the Plan. The maximum aggregate number of shares in respect of which incentive awards may be granted under the Plan, subject to adjustment as provided in paragraph XII of the Plan, during the term in which the Plan is effective shall be 200,000 shares of the common stock of the Company. Shares that are forfeited uder the provisions specified in paragraph X(f) (1) may again be subjected to an incentive award under the Plan.

VI. Incentive Award Potential. Participants will be assigned threshold, target and maximum incentive award potentials, each expressed as a percentage of the annual mid point of the respective participant's salary range at the beginning of the Plan Year. Incentive award potential percentages shall be established by the committee from time to time, at its sole discretion. For 1998, the Plan incentive award potentials are in accordance with Table 1 following.

                             TABLE 1

                 1998 Incentive Award Potential


                                   PERCENT OF MIDPOINT
Level    Eligible Employees   Threshold   Target     Maximum

  1      Executive (V.P.        12.5%      25%        50%
         and Above)



     Each participant's actual incentive award will depend upon the Company's achievements during the Plan Year and a discretionary assessment of the participant's contribution relative to specific key results as made by either the committee (for the President and CEO) or the President and CEO for other Plan participants as set forth in paragraph
     VII and subject to the satisfaction of the provisions in paragraph VIII.

VII. Performance Evaluation. The committee shall establish whether any incentive award shall be granted under the Plan during the Plan Year based on Company results and a discretionary assessment as shown in these three success categories:

     Ratepayer interests
     Shareholder interests
     Discretion

     Ratepayer interests shall consist of one or more Company performance objectives directed at promoting the achievement of such considerations as enhancing the efficiency of the Company's operations, lowering the Company's cost of service, improving the Company's cost standing against peer companies, or other such Company operational factors as may be approved by the committee. The committee shall establish the Plan Year performance standards for threshold, target and maximum levels of achievement and the proportionate weight given to each of the operational performance criteria. For 1998, the Plan shall utilize one ratepayer criterion: cost of operations and maintenance expense per customer on a three-year rolling average basis. The ratepayer category shall constitute thirty-five (35%) percent of a participant's target incentive award potential.

     Shareholder interests shall consist of two Company performance criteria directed at achieving the Company's net income objective and promoting a level of total shareholder return which aligns with the Company's stated objective, or other such Company criteria as may be established annually by the committee. The committee shall establish the Plan Year performance standards for threshold, target and maximum levels of achievement and the proportionate weight given to each of the financial performance criteria. For 1998, the Plan shall utilize two performance criteria: the Company's annual return on equity versus an E. D. Jones peer group index (representing 30 investor-owned gas utilities) and annual total shareholders return versus such index. Each shareholder performance criterion will be weighted as a percent of a participant's target incentive award potential. For fiscal year 1998, the return on equity criterion will be weighted twenty-five (25%) percent and the total shareholder return criterion twenty (20%) percent of the participant's target award.

     The discretionary component shall represent a designated percentage of a participant's incentive award potential during the Plan Year as established annually by the committee. The committee shall exercise its discretion in determining what portion, if any, of the discretionary component shall be awarded to the President and CEO at the close of the Plan Year. The discretionary component shall consist of 3 to 5 key results specified for the participant for the Plan Year. The President and CEO, subject to committee approval, shall establish what portion, if any, of the discretionary component shall be awarded to other plan participants at the close of the Plan Year. For 1998, Table 2 displays the performance categories and their weightings.

                             TABLE 2

          Category     Weight          Criteria

         Ratepayer       35%     Operations & Maintenance
        Shareholder      25%     Return on Equity
                         20%     Total Shareholder Return
         Individual      20%     Key Results

           TOTAL        100%


     The success criteria operate independently, such that, achievement of threshold results on a single criterion will produce a payout assuming the shareholder protection criteria specified in paragraph VIII have been satisfied.

VIII.  Shareholder  Protection.  The grant  of  an  incentive award under the Plan for the Plan Year shall be subject to the committee's determination that the Company's common stock dividends have not been reduced or eliminated during the Plan Year. In no event shall any incentive award be granted if the dividend is reduced or eliminated, earnings available for common stock do not equal or exceed dividends declared on common stock for the Plan Year, or to any individual whose personal performance results fail to achieve at least a satisfactory rating.

IX. Incentive Award Grants. Each participant's actual incentive award, if any, will depend on the Company's results relative to stated Plan Year ratepayer and shareholder performance objectives and the individual rating. The committee shall determine any earned awards relative to the Company's actual results for the Plan Year against the ratepayer and shareholder threshold, target and maximum standards and individual component. Results occurring between performance standards for the ratepayer and shareholder criteria will be found using interpolation.

     Incentive awards shall be payable in cash, or a combination of cash and restricted common shares ("grant shares"), as the committee in its sole discretion shall determine, provided however that no more than seventy (70%) percent of any incentive award shall be payable in grant shares and provided that no grant shares shall be issued prior to January 1, 1999. In any event, no grant share may be issued prior to obtaining appropriate state regulatory approvals, if any. The proportion, if any, of a participant's incentive award payable in cash shall be paid in a lump-sum as soon as practical following the close of the Plan Year.

X. Terms and Conditions of Grant Shares. Grant shares issued under this Plan shall be issued according to the terms and conditions which follow:

     a. Price.   Grant  shares shall be issued for no  additional
        consideration  (subject  to  any  applicable   regulatory
        approvals).

     b. Number of Shares. The number of grant shares issued to each participant, if any, shall be determined by dividing (i) the amount of a participant's earned incentive award for a Plan Year to be paid in grant shares, by (ii) the average closing price of the
        Company's common stock during the last five business days in January of the succeeding year.

     c. Forfeiture  of Grant Shares.  Grant shares  issued  under
        this   Plan   shall  be  subject  to  vesting  provisions
        specified in paragraph X(f) (1).

     d. Non-Transferability. Any grant shares which are subject to the vesting provisions in paragraph X(f) (1) shall be non-transferable by the participant, and may not be pledged, hypothecated or otherwise encumbered.

        Notwithstanding the preceding sentence, grant shares may, with the consent of the committee, be registered in the name of a trust established by such participant for members of his or her immediate family; provided, however, that all of the terms of the Plan including, without limitation, the forfeiture provisions shall be binding upon the trustee of any such trust.

     e. Withholding Taxes. Whenever payments under an incentive award are made in cash, the Company will withhold therefrom an amount sufficient to satisfy all taxes required to be withheld by the Company. When payments are made in grant shares, as a condition of the Company's obligation to deliver a certificate for such grant shares to the participant, the participant shall pay to the Company at the time of their issuance an amount equal to all taxes required to be withheld by the Company for the account of the participant as a result of such issuance; or, in lieu of such payment, the Company may, at its sole option, accept the written authorization of the participant to withhold such taxes from compensation thereafter becoming payable to the participant by the Company. If the participant shall elect under Section 83(b) of the Internal Revenue Code of 1986, as amended, to accelerate the recognition of income attributable to the receipt of grant shares, the participant shall furnish the Company with a copy of such election concurrently with its filing with the Internal Revenue Service and shall pay to the Company the amount of taxes required to be withheld for the account of the participant by reason of such election.

     f. Vesting.

        1. The interest of a participant in grant shares shall vest on the date three (3) years from the date such grant shares were issued to the participant, except as provided in subparagraph 2 below, provided that the participant shall have remained employed by the Company and/or one of its subsidiaries during the three (3) year period immediately following the date the grant shares were issued to such participant. If the participant fails to complete such three (3) year employment requirement and his or her interest in grant shares is not otherwise vested under subparagraph 2, below, the participant shall forfeit to the Company all un-vested grant shares theretofore issued to such participant and the participant shall thereafter have no further rights with respect to such grant shares.

        2. Notwithstanding  the  foregoing,  a   participant's
           interest in grant shares may become vested at a date earlier than three (3) years from their date of issue for such reason as may be specified by the committee, in its sole discretion, at the time of or subsequent to the award of such grant shares, and such interest shall become immediately vested upon any of the following occurrences:

           (a) The participant's employment by the Company or any of its subsidiaries terminates by reason of such participant's death or disability (as defined in Section 72 (m)(7) of the Internal Revenue Code of 1986, as amended); or

           (b) There  is a "change in control" of the Company.   A
               "change in control" shall mean the occurrence of any of the following:

              (1) the  acquisition by any individual,  entity  or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty (20%) percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a change of control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Company controlled by the Company or (d) any acquisition by any company pursuant to a transaction that complies with clauses (a),
                  (b) and (c) of subsection (3) below; or

              (2) individuals   who,  as  of  the  date   hereof,
                  constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (3) the  approval by the shareholders of  the
                  Company   of   a  reorganization,   merger   or
                  consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (a) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than a majority of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the Company resulting from such
                  Business Combination (including, without limitation, a company that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (b) no person (excluding any employee benefit plan (or related trust) of the Company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, twenty (20%) percent or more of, respectively, the then outstanding shares of common stock of the Company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such Company except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the Board of Directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

              (4) approval by the shareholders of the Company
                  of a complete liquidation or dissolution of the Company.

           3. If a participant's employment by the Company  or
              one  of  its subsidiaries terminates during the  three
              (3) year employment period described in paragraph X(f)(1) by reason of his or her retirement, and participant retires on or after attaining age 65, the interest of the participant in any grant shares then subject to forfeiture shall become fully vested at the time of retirement. If the participant retires, as determined by the committee, prior to attaining age 65, there shall be deemed vested in his account an additional number of grant shares determined by multiplying the number of shares subject to forfeiture for each year in which grant shares were awarded during the three (3) year employment period by a fraction the numerator of which shall be the number of full months preceding the participant's retirement that shall have elapsed since the date of the award of such shares and the denominator of which shall be 60. The committee may, in its discretion, specify that the interest of the participant in any remaining grant shares then subject to forfeiture shall become vested at that time, at a future date, or upon the completion of such other conditions as the committee may provide.

XI. Rights as a Shareholder. Except as otherwise provided in paragraphs X and XIV, a participant shall have all of the rights of a shareholder of the Company with respect to grant shares registered in his or her name, including the right to vote such grant shares and receive dividends and other distributions paid or made with respect to such grant shares.


XII. Share Dividends; Share Splits; Share Combinations; Recapitalizations. The Board of Directors of the Company may make appropriate adjustment in the maximum number of shares subject to the Plan to adjust for any share dividends, share splits, share combinations, recapitalizations and other similar changes in the capital structure of the Company. The provisions contained in the Plan shall apply to any other shares of capital stock of the Company or other securities which may be acquired by the participant as a result of a share dividend, share split, share combination, or exchange for other securities resulting from any recapitalization, reorganization or any other transaction affecting the grant shares.

XIII. No Employment Commitment. Nothing herein contained shall be deemed to be or constitute an agreement or commitment by the Company to continue the participant in its employ or the employ of any subsidiary of the Company.

XIV. Custody of Grant Shares. The grant shares shall be held in certificated or uncertificated form as determined by the committee, by an escrow agent designated by the committee. At the time all forfeiture provisions relating to such grant shares shall terminate, the Company will, upon the making of arrangements under paragraph X(e), deliver such certificate to the participant, together with the assignment referred to above, without restrictions except for such restrictions as may be required to ensure compliance with federal and state securities laws. Any such restrictions may at the Company's discretion be noted or referred to conspicuously on such certificate prior to its delivery to the participant.

XV.  Termination or Amendment of Plan.

     a. Except as provided in subparagraph b, the Board of Directors may at any time suspend, amend or terminate the Plan without further action on the part of the shareholders of the Company, provided;

        1. that no such suspension, amendment or termination shall adversely affect or impair the rights of a participant to any then issued and outstanding grant shares without the consent of such participant; and

       2. that no such amendment which (a) increases the maximum number of grant shares subject to this plan,
           (b) materially increases the benefits accruing to participants under the Plan, or (c) materially modifies the requirement as to eligibility for participation in the Plan, may be made without first obtaining shareholder approval.

     b. In the event of a change in control (as defined in paragraph X (f) (2) (b)), the Board of Directors may neither terminate the Plan nor reduce benefits under the Plan with respect to those individuals who are participants as of the date of the change in control.

XVI. Governing Law. This Plan shall be subject to and construed in accordance with the laws of Massachusetts.

XVII. Indemnification  of Committee Members.  In  connection with the Plan, or any incentive award granted or other action or failure to act thereunder, members of the committee shall be entitled to any and all rights of defense and indemnification as are provided to members of the Company's Board of Directors and committees thereof pursuant to the Company's Restated Articles or Organization, as amended from time to time, and its By-Laws.


                                                       APPENDIX B

                  AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of March ___, 1998, is by and among Colonial Gas Company (the "Company"), a Massachusetts gas utility corporation, Colonial Gas Mergeco, Inc. ("Mergeco"), a Massachusetts utility corporation, and Colonial Energy ("Colonial Energy"), a Massachusetts business trust.

                           WITNESSETH:

     1. The Company has an authorized capitalization consisting of (i) 15,000,000 shares of Common Stock, par value $3.33 per share (the "Company Common Stock"), of which ____________ shares are issued and outstanding and ______________ shares have been reserved for issuance; (ii) 547,559 shares of Class A Preferred Stock, par value $25.00 per share, no shares of which are issued and outstanding and of which 100,000 shares have been designated a series of Junior Preferred Stock and reserved for issuance under the Company's Shareholder Rights Plan; and (iii) 370,000 shares of Class B Preferred Stock, par value $1.00 per share, of which no shares are issued and outstanding (the number of shares of issued and outstanding Company Common Stock being subject to increase to the extent that shares reserved for issuance are issued prior to the Effective Time (as defined below) of the Merger).

      2. Mergeco has an authorized capitalization consisting of 200,000 shares of common stock, par value $1.00 per share (the "Mergeco Common Stock"), of which 100 shares have been subscribed for by Colonial Energy and, once the issuance thereof has been approved by the Massachusetts Department of Telecommunications and Energy as required by law, will be issued to and owned beneficially and of record by Colonial Energy.

      3. Colonial Energy has an authorized capitalization consisting of (i) 15,000,000 shares of beneficial interest, par value $3.33 per share (the "Colonial Energy Common Shares" and each a "Colonial Energy Common Share"), of which 100 shares are issued and outstanding and owned beneficially and of record by Transgas, Inc. ("Transgas"), a Massachusetts corporation and wholly-owned subsidiary of the Company, and will, prior to the Effective Time of the Merger, be owned beneficially and of record by the Company by virtue of the transfer thereof by Transgas to the Company; and (ii) 1,000,000 Preferred Shares, par value $1.00 per share, of which no shares are issued and outstanding.

     4. The Board of Directors or trustees, as the case may be, of the respective parties hereto deem it advisable and in the best interests of the Company and its stockholders to merge Mergeco with and into the Company (the "Merger") in accordance with Section 96 of Chapter 164 of the Massachusetts General Laws and pursuant to this Agreement and the Articles of Merger attached hereto as ANNEX I and incorporated herein (the "Articles"), whereby the holders of shares of the Company Common Stock will exchange their shares for Colonial Energy Common Shares and the Company will become a wholly-owned subsidiary of Colonial Energy.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree that Mergeco shall be merged with into the Company, which shall be the corporation surviving the Merger, and that the terms and conditions of the Merger, the mode of carrying it into effect, and the manner of converting and exchanging shares shall be as follows:



                            ARTICLE I
                           THE MERGER

      (a) Subject to and in accordance with the provisions of this Agreement, the Articles shall be executed and acknowledged by each of the Company and Mergeco and thereafter delivered to the Secretary of State of the Commonwealth of Massachusetts for filing, as provided in Section 102A of Chapter 164 of the Massachusetts General Laws. The Merger shall become effective at such time as the Articles are filed as required by law with the Secretary of State of the Commonwealth of Massachusetts or such date, not more than thirty (30) days after such filing, as may be specified in the Articles (the "Effective Time"). At the Effective Time, the separate existence of Mergeco shall cease and Mergeco shall be merged with and into the Company (Mergeco and the Company being sometimes referred to collectively herein as the "Constituent Corporations" and the Company, the corporation designated in the Articles as the surviving corporation, being sometimes referred to herein as the "Surviving Corporation");

     (b) Prior to and after the Effective Time, Colonial Energy, the Company and Mergeco, respectively, shall take all such actions as may be necessary or appropriate in order to effectuate the Merger. In this connection, Colonial Energy shall issue the Colonial Energy Common Shares which the holders of the Company Common Stock are entitled to receive as provided in Article II hereof. In the event that at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the officers and directors of each of the Constituent Corporations as of the Effective Time shall take all such further action.

                           ARTICLE II
                     TERMS OF CONVERSION AND
                       EXCHANGE OF SHARES


At the Effective Time:

       (a) Each share of Company Common Stock issued and outstanding immediately prior to the Merger thereupon shall be changed and converted into one Colonial Energy Common Share, which thereupon shall be issued, fully paid and non-assessable;

      (b) Each share of Junior Participating Preferred Stock of the Company reserved for issuance immediately prior to the Merger shall be changed and converted into one share of a series of Colonial Energy Preferred Shares designated Junior Participating Preferred Shares with, as near as practicable, the same terms, conditions, rights, preferences and privileges, and shall be similarly reserved for issuance;

       (c) Each share of Mergeco Common Stock issued and outstanding immediately prior to the Merger shall be converted into one share of Common Stock of the Surviving Corporation, which thereupon shall be issued, fully paid and non-assessable; and

       (d)    Each  Colonial  Energy  Common  Share  issued   and
outstanding immediately prior to the Merger shall be canceled.


                           ARTICLE III
               ARTICLES OF ORGANIZATION AND BYLAWS

      From and after the Effective Time, and until thereafter amended as provided by law, the Restated Articles of Organization of the Company as in effect immediately prior to the Merger shall be and continue to be the Restated Articles of Organization of the Surviving Corporation. The purposes of the Surviving Corporation, the total number of shares and par value of each class of stock which the Surviving Corporation is authorized to issue and a description of each class of stock authorized at the Effective Time, with the preferences, voting powers, qualifications, special or relative rights or privileges as to each class and any series thereof then established, are as stated in such Restated Articles of Organization, which are attached hereto as Annex II and incorporated herein. From and after the Effective Time, the Bylaws of the Company shall be and continue to be the Bylaws of the Surviving Corporation until amended in accordance with law.


                           ARTICLE IV
                     DIRECTORS AND OFFICERS

      The persons who are directors and officers of the Company immediately prior to the Merger shall continue as directors and officers, respectively, of the Surviving Corporation and shall continue to hold office as provided in the Bylaws of the Surviving Corporation. If, at or following the Effective Time, a vacancy shall exist in the Board of Directors or in the position of any officer of the Surviving Corporation, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.


                            ARTICLE V
                       STOCK CERTIFICATES

      Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of the Company Common Stock may, but shall not be required to, surrender the same to Colonial Energy for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of Colonial Energy Common Shares as shares of the Company Common Stock previously represented by the surrendered stock certificates. Until so surrendered or presented for transfer, each outstanding certificate which, prior to the Effective Time, represented the Company Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of Colonial Energy Common Shares as though such surrender or transfer and exchange had taken place. The stock transfer books for the Company Common Stock shall be deemed to be closed at the Effective Time and no transfer of outstanding shares of the Company Common Stock outstanding prior to the Effective Time shall be made thereafter on such books.

                           ARTICLE VI
                    CONDITIONS OF THE MERGER

     Consummation of the Merger is subject to the satisfaction of the following conditions:

      (a) The Merger shall have received the approval of the holders of each class of common stock outstanding and entitled to vote thereupon of each of the Constituent Corporations as required by Section 96 of Chapter 164 of the Massachusetts General Laws.

      (b) The issuance of Mergeco Common Stock and the Merger shall have been approved by the Massachusetts Department of Telecommunications and Energy as required by Chapter 164 of the Massachusetts General Laws and all other governmental agencies whose approval is necessary, appropriate or desirable.

      (c) The Colonial Energy Common Shares to be issued and to be reserved for issuance pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange.

      (d) Palmer & Dodge LLP shall have delivered an opinion, satisfactory to the Board of Directors of the Company, with respect to the tax consequences of the Merger.

                           ARTICLE VII
                    AMENDMENT AND TERMINATION

      The parties hereto by mutual consent of their respective Boards of Directors or trustees may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing, at any time before or after approval of this Agreement by the stockholders of the Company; provided, however, that no such amendment, modification or supplement shall, in the sole judgment of the Board of Directors of the Company, materially and adversely affect the rights of the stockholders of the Company.

      This Agreement may be terminated and the Merger and other transactions herein provided for abandoned at any time, whether before or after approval of this Agreement by the stockholders of the Company, by action of the Board of Directors of the Company if said Board of Directors determines for any reason that the consummation of the transactions provided for herein would for any reason be inadvisable or not in the best interests of the Company or its stockholders.

                          ARTICLE VIII
                  EFFECTIVE TIME OF THE MERGER

      Subject to the prior satisfaction of the conditions of the Merger set forth in Article VI hereof and the authority to terminate this Agreement as set forth in Article VII hereof, the Constituent Corporations and Colonial Energy shall do all such acts and things as shall be necessary or desirable in order to make the Effective Time occur as soon thereafter as practicable.

                           ARTICLE IX
             ASSUMPTION OF THE COMPANY'S STOCK PLANS

     Colonial Energy shall take all required action to assume the Company's obligations and to become the successor under the following plans: (i) the Dividend Reinvestment and Common Stock Purchase Plan, (ii) the Company Savings Plan and (iii) the Executive Performance and Equity Incentive Plan.

                            ARTICLE X
                          MISCELLANEOUS

      This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors or trustees, have each caused this Agreement and Plan of Merger to be executed as of the date first written above by its President or one of its Vice Presidents and Treasurer or Assistant Treasurer and its corporate or common seal to be affixed hereto and attested by its Clerk or Secretary.


ATTEST:                       COLONIAL GAS COMPANY



                              By:
                              Name:
                              Title:


[THE COMPANY SEAL]


ATTEST:                       COLONIAL GAS MERGECO, INC.



                              By:
                              Name:
                              Title:


[THE COMPANY SEAL]

ATTEST:                       COLONIAL ENERGY



                              By:
                              Name:
                              Title:


[THE COMPANY SEAL]

                                                       APPENDIX C




                      DECLARATION OF TRUST

                               OF

             ______________________________________


                         COLONIAL ENERGY

             ______________________________________


                       Dated March 3, 1998

                        TABLE OF CONTENTS

                      DECLARATION OF TRUST

                               OF

                         COLONIAL ENERGY


                        TABLE OF CONTENTS


ARTICLE I - GENERAL
1.1  Name
1.2  Purpose of Trust
1.3  Place of Business
1.4  Legal Ownership of Trust Estate
1.5  Definitions

ARTICLE II - RIGHTS OF THIRD PERSONS
2.1  Limitations on Liability
2.2  Nonassessability of Shareholders
2.3  Express Exculpatory Provisions
2.4  Persons Dealing with Trustees, Officers, Employees or Agents

ARTICLE III - THE TRUSTEES
3.1  Powers of Trustees
3.2  Number and Election
3.3  Notification of Nominations
3.4  Resignation; Vacancies; Removals
3.5  Vesting In New Trustees
3.6  Compensation
3.7  Action By Board; Quorum
3.8  By-Laws
3.9  Certifications

ARTICLE IV - INDEMNIFICATION AND LIMITATION OF LIABILITY
4.1  Trustees and Officers
4.2  Liability
4.3  Books and Reports
4.4  Advance of Expenses
4.5  Rights Not Exclusive; Definitions
4.6  Shareholders
4.7  Determinations
4.8  Payments; Rights

ARTICLE V - INTERESTED TRUSTEES, SHAREHOLDERS, AND OFFICERS; RATIFICATION BY SHAREHOLDERS
5.1 Transactions Between Trustees, Officers, Employees or Agents and the Company
5.2 Right of Trustees, Officers, Employees and Agents to Own Shares or Other Property and to Engage in Other Business
5.3  Authorization or Ratification by Shareholders
5.4  Reliance

ARTICLE VI - SHARES OF BENEFICIAL INTEREST
6.1   Number; Nonassessable
6.2   Preferred Shares
6.3   Shares Personal Property; Trust Only
6.4   Rights of Shareholders; Limitation on Rights of Action
6.5   Additional Shares
6.6   All Other Changes in Shares
6.7   Consideration for Issue
6.8   Surplus
6.9   No Preemptive or Preferential Rights of Subscription
6.10  Dividends
6.11  Treasury Shares
6.12  Transfer Books
6.13  Transfer Agent
6.14  Share Certificates
6.15  Lost, Stolen or Destroyed Share Certificates
6.16  Transfer of Shares
6.17  Transfers by Operation of Law
6.18  Joint Owners
6.19  No Duty to Examine into Trusts, Pledges, etc., To  Which
      Shares are Subject

ARTICLE VII - MEETINGS OF SHAREHOLDERS
7.1  Annual Meeting
7.2  Special Meetings
7.3  Presiding Officer
7.4  Business to be Transacted
7.5  Notices
7.6  Voting; Quorum
7.7  Adjournment of Meeting
7.8  Requisite Vote to Act
7.9  Record Date for Voting, Dividends and Offerings

ARTICLE VIII - DURATION AND TERMINATION OF TRUST;
COMBINATION; AMENDMENTS
8.1  Duration of Trust
8.2  Death of Shareholder or Trustee not to Terminate Trust
8.3  Termination; Combination; Affiliation
8.4  Certain Business Combinations
8.5  Control Share Acquisitions
8.6  Amendments
8.7  Certificate of Termination or Amendment
8.8  Disposition of Trust Estate on Termination

ARTICLE IX - MISCELLANEOUS
9.1  Filing
9.2  Securities Held by Trust
9.3  Authority of the Trustees to Construe Terms Hereof
9.4  Effect of Captions and Table of Contents
9.5  Counterparts
9.6  Governing Law
9.7  Successors in Interest
9.8  Inspection of Record
9.9  Provisions in Conflict s with Laws or Regulations

ANNEX A - DESIGNATION OF SERIES A-1 PARTICIPATING  PREFERRED SHARES
1.1   Authorized Amount and Designation
1.2   Dividends and Distributions
1.3   Voting
1.4   Certain Restrictions
1.5   Reacquired Shares
1.6   Liquidation, Dissolution or Winding Up
1.7   Consolidation, Merger, Etc
1.8   Redemption
1.9   Rank
1.10  Amendment
1.11  Fractional Shares




      This DECLARATION OF TRUST (this "Declaration") is made in the City of Lowell in the County of Middlesex, The Commonwealth of Massachusetts, on March 3, 1998 by the undersigned Trustees. It is entered into in order to create, under and in accordance with the provisions of this Declaration, a voluntary business association with transferable shares for the acquisition of property and the conduct of business as hereinafter set forth;

      NOW, THEREFORE, by this Declaration, the Trustees, for themselves, their heirs, executors, administrators, successors and assigns, do hereby declare that they and their successors from time to time, as Trustees hereunder, will hold, manage and dispose of the trust estate (as hereinafter defined) in trust in the manner and with and subject to the powers and provisions hereinafter contained concerning the same, for the benefit of the Shareholders (as hereinafter defined) according to the number and kind of shares held by them respectively.


                            ARTICLE I

                             GENERAL

1.1 Name. The trust established hereunder shall be designated "ColonialEnergy" and, so far as may be practicable, the Trustees shall conduct all of the Company's activities, execute all documents and sue or be sued under that name, which name (and all references herein to "Colonial Energy" or the "Company," except where the context otherwise requires) shall refer to the Trustees as trustees and not to the officers, agents, employees or Shareholders of the Company or of such Trustees. The Company shall be a trust of the type that is commonly termed a Massachusetts business trust.

1.2 Purpose of Trust. The purpose of the Company is to engage, either directly or through direct or indirect Subsidiaries or Persons, in any manufacturing, mercantile, selling, management, service or other business, operation or activity related to the production, sale and distribution of natural gas and other sources or forms of energy and the provision of energy services of all types, or any other manufacturing, mercantile, selling, management, service or other business, operation or activity, whether or not related to the forgoing enumerated areas, for which a corporation could be organized under Chapter 156B of the Massachusetts General Laws.

1.3 Place of Business. The principal place of business of the Company shall be 40 Market Street, Lowell, Massachusetts 01853-3064, or at such other place in Massachusetts as the Trustees shall from time to time determine. The Company may have such other places of business in or outside Massachusetts as the Trustees may from time to time determine.

1.4 Legal Ownership of Trust Estate. The legal ownership of the Trust Estate and the right to conduct the business of the Company are vested exclusively in the Trustees (subject to Section 3.1(g)), and the Shareholders shall have no interest therein other than beneficial interest in the Company conferred by their Shares issued hereunder.

1.5 Definitions. Except where the context otherwise requires, the following terms when used herein shall mean/the following:

     (a) "Beneficial Owner" means any Other Person or any "affiliate" or "associate" of such Other Person (as those terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended from time to time (15 U.S.C. 78a-
78jj)) which, directly or indirectly, controls the voting of Shares of the Company or has any options, warrants, conversion or other rights to acquire such Shares.

     (b)  "Declaration" or "this Declaration" means this
Declaration of Trust, as amended, restated or modified from time to time. References in this Declaration to "herein" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article or section in which such words appear.

     (c) "Other Person" means any Person, other than a Subsidiary of the Company, which is the Beneficial Owner of ten percent (10%) or more of the Shares of the Company entitled to vote for the election of Trustees.

     (d) "Person" means and includes individuals, corporations, limited liability companies or partnerships, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, business trusts, or other entities and governments and agencies and political subdivisions thereof.

     (e) "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

     (f) "Shareholder" or "Shareholders" mean the Person or Persons at the time registered as the holder or holders of the Shares and, except to the extent limited by any subscription or by any subscription certificate or part-paid Shares accepted or issued, include the Person or Persons, at the time registered as the holder or holders of such subscription certificates and part-paid Shares.

     (g) "Share" or "Shares" mean the transferable share or shares of beneficial interest provided for in Section 6.1 and include any subscription certificate or part-paid Share issued except to the extent limited in such subscription certificate or part-paid Share.

     (h) "Subsidiary" means any Person in which the Company owns, directly or indirectly, more than fifty percent (50%) of the voting securities.

     (i) "Substantial Amount" means any Securities of the Company having a then fair market value of more than $500,000.

     (j) "Trustee" or "Trustees" means, as of any particular time, the original signatories hereto as long as they hold office hereunder as trustees but not in their individual or personal capacities, and additional and successor trustees, and shall not include the officers, employees or agents of the Company or the Shareholders. Nothing herein shall be deemed to preclude the Trustees from also serving as officers, employees or agents of the Company or owning Shares.

     (k) "Trust Estate" means all property, real, personal or otherwise, tangible or intangible, at any time received by the Trustees or otherwise acquired and held on behalf of the Company as hereinafter provided, including all rents, income, profits and gains therefrom.


                           ARTICLE II

                     RIGHTS OF THIRD PERSONS

2.1 Limitations on Liability. All obligations and liabilities incurred in the carrying on of the business of the Company shall be liabilities of the Trust Estate. No Trustee shall have any liability whatsoever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Company or by any Trustee, officer, agent or representative thereof, or in tort or otherwise, and no such contract, obligation or undertaking shall be enforceable against the Trustees, the Shareholders, or the officers, agents or other representatives of the Company or any of them in their, his or her individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Company; and every Person shall look only to the Trust Estate for the payment or satisfaction of any liability, damages, claim or demand.

2.2 Nonassessability of Shareholders. No Trustee, officer, agent or representative of the Company shall be entitled to look to the Shareholders personally for indemnity against any liability incurred by them in the execution of this trust or to call upon the Shareholders for the payment of any sum of money or any assessment whatever, except when and to the extent that Shares are by their express terms issued part-paid and assessable.

2.3 Express Exculpatory Provisions. Any written agreement or instrument creating an obligation of the Company shall include a reference to this Declaration and provide that neither the Shareholders nor the Trustees nor officers, employees, agents or other representatives of the Company shall be liable thereunder and that all Persons shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof; provided that, the omission of such provision from any such instrument shall not render the Shareholders or any Trustee, officer, employee, agent or representative of the Company liable nor shall the Trustees or any officer, employee or agent of the Company be liable to anyone for such omission.

2.4 Persons Dealing with Trustees, Officers, Employees or Agents. Any act of the Trustees, officers, employees or authorized agents purporting to be done in their capacity as such, shall, as to any Persons dealing with such Trustees, officers, employees or authorized agents, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees, officers, employees or authorized agents. No Person dealing with the Trustees or any of them, or with the officers, employees or authorized agents of the Trust, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, employees or agents of the Trust, of moneys or other consideration, shall be binding upon the Trust.


                           ARTICLE III

                          THE TRUSTEES

3.1 Powers of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Company to the same extent as if the Trustees were the sole owners thereof in their own right, and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for the carrying out of any of the purposes of the Company or the conducting of the business of the Company. Any determination made in good faith by the Trustees of the purposes of the Company or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, a presumption shall favor the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees. Subject to the provisions and conditions contained herein, the Trustees shall have power from time to time, in addition to the specific powers and authorities herein expressly granted, or which the Trustees may have by virtue of any present or future statute, rule or law, to take any action which they deem to be necessary or convenient to carry out the business of the Company, including without limitation of the generality of the foregoing, the powers hereinafter specified:

     (a) Property; Investments. To retain, invest and reinvest the capital or other funds of the Company in, and to acquire, purchase or own interests in real or personal property of any kind, all without regard to whether any such property is authorized by law for the investment of Company funds or whether any investments may mature before the possible termination of the Company, and to possess and exercise all the rights, powers, and privileges appertaining to the ownership of the Trust Estate and to increase the capital of the Company at any time by the issuance of additional Shares for such consideration as they deem appropriate;

     (b) Exercise Powers of Holder of Investments. To exercise any and all powers and rights belonging to the holder of any Securities, property or obligations forming part of the Trust Estate, whether by voting or by giving any consent, request or notice, or otherwise, either in person or by proxy or attorney, and to give proxies or powers of attorney therefor, with or without power of substitution;

     (c) Borrow. To borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Company; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate to secure any indebtedness of the Company or any other of the foregoing obligations of the Company;

     (d) Assume Obligations. To assume any obligations or liabilities of any Person and to discharge or liquidate such obligations or liabilities;

     (e)  Lending.  To lend money, whether secured or unsecured;

     (f) Sell. To sell at public auction or by private contract or otherwise use and deal in and with the whole or any part of the Trust Estate, and to convert, exchange or refund the whole or any part of the Trust Estate for or into any Securities or obligations, property or effects in which the Company might, under the provisions hereof, invest any moneys; provided, however, that except as provided in Sections 3.1(h), 8.4 or 8.7, no sale or other disposition of the Trust Estate as a whole or substantially as a whole shall be made without authorization or approval by vote, at a meeting duly called and held, of the holders of sixty-six and two-thirds percent (66 2/3%) of the Shares outstanding and entitled to vote thereon, but this proviso shall not apply to any disposition pursuant to any mortgage, pledge or charge;

     (g) Transfer Property Into Names of Others. To cause any real or personal property, including, without limitation, Securities forming all or part of the Trust Estate, to be transferred into the name of the Company or, under circumstances under which the Trustees determine that the use of such name is not practicable or under circumstances in which the Trustees are contractually bound to change the name, to use such other designation or to adopt another name under which the Company may hold property or conduct its activities;

     (h) Transfer To New Trust Or Corporation. When authorized by the holders of a majority of the Shares outstanding and entitled to vote thereon, to sell as a going concern all the property and assets of the Company to any Person organized by the Trustees for the purpose of acquiring the same and organized with the same authorized classes of shares as the Company shall then have with the same or substantially the same preferences, voting powers, restrictions and qualifications thereof as attach to the Shares of the Company, the consideration for such sale and conveyance to be the assumption by such new Person of all liabilities and obligations of the Company then outstanding and the issuance and delivery by such new Person to the Company, or upon its order, for distribution as provided in Article VIII, of such shares as will enable the Company to exchange its Shares, share for share and class for class, for the shares of such new Person and when such exchange is made, the Company will be terminated; and each Shareholder of the Company agrees to receive and accept the exchanged shares of any such new Person as a full and final distributive share of the proceeds in liquidation of such sale and conveyance, and further agrees that in such case his Shares in the Company shall thereafter have no rights and privileges whatsoever except the right and privilege of being exchanged for shares of such new Person as set forth in this
Section 3.1(h);

     (i) Delegate Powers. To employ and act through and to delegate any or all of the powers and discretions of the Company to, and to permit any or all of such powers and discretions to be exercised by, any of the officers, agents or representatives of the Company or of the Trustees, including without limitation the officers, employees, agents and representatives referred to in the last paragraph of this Section 3.1;

     (j) Collect Funds. To collect, sue for and receive all sums of money coming due to the Company, to consent to the extension of the time for payment, or to the renewal, of any Securities, property or obligations of the Company, and to prosecute, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands and things relating to the Trust Estate, and to extend time, with or without security, for the payment or delivery of any debts or property and to execute and enter into releases, modifications, agreements and other instruments and to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient;

     (k) Deposit Funds. To deposit any moneys included in the Trust Estate in any bank or trust company or other depository, with or without interest, which moneys shall be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more of the Trustees, officers, agents or representatives of the Company) as the Trustees may determine, and to entrust to any such bank, trust company or depository for safekeeping any of the Securities, property or obligations and any documents and papers comprising or relating to the Trust Estate;

     (l) Establish Surplus Funds. To set apart, from time to time, as surplus funds, such sums as the Trustees may deem proper out of any sources which according to generally accepted accounting principles may be considered surplus, which surplus funds shall be applicable to any purposes to which money forming part of the capital or income of the Trust Estate may be applied, including the payment of dividends;

     (m) Allocations. To determine whether moneys, Securities or other assets received by the Company shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital, or to apportion the same between income and capital; to apportion the sales price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such monies, Securities or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, amortization or obsolescence in such amounts and by such methods as they shall determine; to allocate to the share of beneficial interest account less than all of the consideration received for the Shares and to allocate the balance thereof to capital surplus, and to determine the method or form in which the accounts and records of the Company shall be kept and to change from time to time such method or form; and every such determination, whether express or implied in the acts or proceedings of the Trustees, shall be conclusive and binding upon all Persons interested;

     (n) Securities. To issue Shares, bonds, debentures, notes or other evidences of indebtedness which may be secured or unsecured and may be subordinated to any indebtedness of the Company and may be convertible into Shares and which include options, warrants and rights to subscribe to, purchase or acquire any of the foregoing, all without vote of or other action by the Shareholders to such Persons for such cash, property or other consideration (including Securities issued or created by, or interests in any Person) at such time or times and on such terms as the Trustees in their sole discretion and in good faith may deem advisable and to list any of the foregoing Securities issued by the Company on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities, and to cause the instruments evidencing such Securities to bear an actual or facsimile imprint of the seal of the Company and to be signed by manual or facsimile signature or signatures (and to issue such Securities, whether or not any Person whose manual or facsimile signature shall be imprinted thereon shall have ceased to occupy the office with respect to which such signature was authorized), provided that, where only facsimile signatures for the Company are used, the instrument shall be countersigned manually by a transfer agent, registrar or other authentication agent;

     (o) Dividends. To declare dividends out of the net earnings of the Trust Estate or out of the earned surplus or capital surplus, payable out of the Trust Estate, at any date fixed by the Trustees, in cash or property, including without limitation Securities of the Company, and for that purpose to capitalize all or any part of the earned surplus;

     (p) Value of Securities. To determine from time to time, the value of all or any part of the Trust Estate and of any services, Securities, assets or other consideration to be furnished to or acquired by the Company, and from time to time to revalue all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory;

     (q) Pay Taxes. To pay any and all taxes or liens of whatever nature or kind imposed upon or against the Company or the Trustees in connection with the Trust Estate, or upon or against the Trust Estate or any part thereof;

     (r) Purchase Insurance. To take out and maintain insurance or establish self- insurance programs in such amounts and of such kinds and in such companies and through such brokers and agents as may be necessary, convenient or desirable, insuring the Trust Estate against any and all risks and insuring the Company against any and all claims and liabilities of every nature asserted by any Person, including insurance policies insuring the Trustees, the Shareholders, officers, employees and agents of the Company against claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as a Trustee, officer, employee or agent, including any action taken or omitted that may be determined to constitute negligence, whether or not the Company would have the power to indemnify such Person against such liability;

     (s) Establish Pension And Other Compensation Plans. To establish and carry out pension, profit-sharing, share bonus, share purchase, share option, savings, thrift and other retirement, incentive, health, welfare and benefit plans, trusts and provisions for any or all of the Trustees, officers, employees, agents and consultants of the Company or of any of its Subsidiaries;

     (t) Joint Venture; Partnership. To enter into or become partners or members in joint ventures, general or limited partnerships, limited liability companies, participation or agency arrangements and any other combinations or associations;

     (u) Fiscal Year. To adopt a fiscal year for the Company, and from time to time to change such fiscal year without the approval of the Shareholders;

     (v) Adopt Seal. To adopt and use a common seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Company); and

     (w) Perform Other Necessary Things. To do each and every thing necessary, suitable, desirable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects hereinbefore enumerated or incidental to the powers herein named and, without limiting the generality of the foregoing, to deal with the Trust Estate and manage and conduct the business of the trust hereunder as fully as if the Company were the absolute owner of the Trust Estate and in so doing to execute all contracts, agreements, deeds, covenants and instruments, and do all such things as the Trustees may deem proper for the purposes of the Company, whether or not involving action of a kind or extent legal or customary for a trustee or for the management of trust funds.

     The powers and authority, whether discretionary or otherwise, conferred upon the Trustees by this Article III and elsewhere in this Declaration may be delegated to committees of Trustees, officers, employees, agents and representatives of the Company, and shall not be deemed to be mandatory but shall, together with any and all implied powers and discretions, be exercised by the Trustees from time to time to the extent deemed to be advantageous to the Company, and may be exercised either alone or in association with others and to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise and either alone or in conjunction with or in partnership with others, and both within and without the Commonwealth of Massachusetts. The acts of any committee, officers and agents, within the scope of their respective authorities, shall be as agents and delegates of the Trustees, and shall be deemed to be the acts of the Trustees and not of the Shareholders. When authorized by the Trustees, mortgages, conveyances and other instruments of transfer of real or other property may be executed by any officer of the Company on behalf of the Trustees or such of them as are residents of Massachusetts.

3.2 Number and Election. The Persons signing this Declaration shall be the original Trustees. The Trustees need not be Shareholders. At such time as the outstanding shares of the Company are not wholly owned by either Transgas Inc. or Colonial Gas Company (the "Transition Date"), the following provisions shall apply. The number of Trustees shall be determined from time to time by the Trustees, but shall not be less than three nor more than fifteen, shall be divided into classes and elected for terms as set forth below, and shall be elected at the annual meeting of the Shareholders by such Shareholders as have the right to vote at such election. The number of Trustees may be increased at any time or from time to time to any number not more than fifteen by vote of a majority of the Trustees then in office. The number of Trustees may be decreased to any number not less than three at any time or from time to time by a vote of a majority of the Trustees then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal as permitted hereunder of one or more Trustees.

     The Trustees shall be divided into three classes as nearly equal in number as may be: Class I, Class II and Class III. The number of Trustees in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Trustees by three and, if a fraction is also contained in such quotient, then if such fraction is one-third the extra Trustee shall be a member of Class III and if the fraction is sixty-six and two-thirds percent (66 2/3%) one of the Trustees shall be a member of Class III and the other shall be a member of Class II. Each Trustee shall serve for a term ending at the third annual meeting thereafter ensuing following the annual meeting at which such Trustee was elected; provided, however, that the Trustees first elected to Class I shall serve for a term ending at the annual meeting next ensuing, the Trustees first elected to Class II shall serve for a term ending at the second annual meeting thereafter ensuing and the Trustees first elected to Class III shall serve a term ending at the third annual meeting thereafter ensuing. The foregoing notwithstanding, each Trustee shall serve until his successor shall have been duly elected and qualified, unless he shall die, retire, resign, become disqualified or disabled or shall otherwise be removed.

     At each annual election, the Trustees chosen to succeed those whose terms then expire shall be identified as being of the same class as the Trustees they succeed. If for any reason the number of Trustees in the various classes shall not conform with the formula set forth in the preceding paragraph, the Trustees may redesignate any Trustee into a different class in order that the balance of Trustees in such classes shall conform thereto.

     This provision is subject to the rights of holders of the Preferred Shares and any other class or series of preferred shares which may be created to elect Trustees of the Company pursuant to the provisions of this Declaration applicable to each such class or series of preferred shares.

3.3 Notification of Nominations. Subject to the rights of holders of any class or series of Shares having a preference over the Common Shares as to dividends or upon liquidation to elect Trustees under specified circumstances, nominations for the election of Trustees may be made by the Trustees or a committee appointed by the Trustees or by any Shareholder entitled to vote in the election of Trustees generally. However, any Shareholder entitled to vote in the election of Trustees generally may nominate one or more persons for election as Trustees at a meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been timely given to the clerk of the Company. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that (except as to an annual meeting held on the date specified in this Declaration, such date not having been changed since the last annual meeting), if less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the Shareholder is a holder of record of Shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder, (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (e) the consent of each nominee to serve as a Trustee of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

3.4 Resignation; Vacancies; Removals. A Trustee may resign by presenting his or her resignation in writing at a meeting of the Trustees or delivering the same at the principal office of the Company, addressed to the chairman, president, treasurer or clerk of the Company, and its acceptance by the Trustees shall not be required unless so stated in the resignation. Any member of any committee of Trustees may resign by giving written notice either as set forth in the preceding sentence or to the committee of which he or she is a member or to its chairman. Newly created trusteeships resulting from any increase in the authorized number of Trustees or any vacancies resulting from death, retirement, resignation, disability, removal or other cause shall be filled by a majority vote of the Trustees then in office (even if less than a quorum). Any Trustees so chosen shall continue in office for the remainder of the full term of the class of Trustees in which the new trusteeship was created or the vacancy occurred and until his or her successor, if there be one, is chosen and qualified. The remaining Trustees may act notwithstanding any vacancy in their numbers. Subject to the other provisions of this Declaration, a Trustee (including persons elected by the Trustees to fill any vacancies) may be removed from office: (i) for cause by vote of a majority of the Trustees then in office or
(ii) without cause by the vote of eighty percent (80%) of the Shares issued and outstanding and entitled to vote generally in the election of Trustees considered for proposes of this provision as a single class. A Trustee may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him or her. Except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Company, no Trustee resigning or removed shall have any right to any compensation as such Trustee for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless the body acting on the removal, shall in their or its discretion provide for compensation.

3.5 Vesting In New Trustees. Upon the resignation or removal of a Trustee hereunder and upon the election or appointment of a new Trustee hereunder, such instruments shall be executed, acknowledged and delivered as the remaining Trustees or the new Trustees shall deem necessary or convenient for confirming or providing evidence of the vesting of the Trust Estate in the Trustees for the time being who are residents of Massachusetts. At least one Trustee shall be a resident of Massachusetts. Notwithstanding the failure to execute any conveyance, the Trust Estate shall always (not restricting the same to the above enumerated cases) vest in the Trustees for the time being hereunder and the Trust Estate shall always vest in such Trustees as are residents of Massachusetts.

3.6 Compensation. Each Trustee shall receive such reasonable compensation as the Trustees may determine, and shall not be limited by any provision of law with regard to the compensation of trustees of an express trust. Any such compensation shall be subject to revision or amendment by the Shareholders.

3.7 Action By Board; Quorum. The action of the Trustees in respect of any matter shall be by vote passed by the Trustees at a meeting or by a written vote without a meeting (with or without notice to the other Trustees) signed by at least a majority of the Trustees. At any meeting of the Trustees, three Trustees shall constitute a quorum for the transaction of business but a smaller number may adjourn finally or from time to time without further notice until a quorum is secured. Any meeting may be adjourned from time to time by a majority of the Trustees in attendance (although less than a quorum), and the meeting may be held as adjourned without further notice. Except as herein otherwise provided, when a quorum is present at any meeting a majority of the Trustees in attendance thereat shall decide any questions before such meeting. Nothing in this Section 3.7 shall be construed as limiting the delegation of any power to a committee of the Trustees.



3.8 By-Laws. The Trustees may by vote of a majority of the Trustees then in office, adopt, make and from time to time amend, add to or rescind by-laws for the Company (the "By- laws"). The By-laws may, subject to the provisions of this Declaration: (a) fix the fiscal year; (b) regulate the affairs of the Trustees;
(c) provide for such committees as the Trustees shall deem appropriate, including an executive committee which shall be vested with all of the powers and authorities of the Trustees in the intervals between meetings of the Trustees; (d) provide for the appointment of a chairman of the Trustees, a president, one or more vice presidents, a treasurer, a clerk and such other officers as the Trustees may deem appropriate, and the manner of their appointment and removal, and their respective powers and duties; (e) provide for the manner in which documents shall be executed, including Share certificates; (f) provide for the appointment of transfer agents or officers and registrars, and
(g) contain such further provisions relating to the above matters or otherwise, incidental or in addition to but not inconsistent with the provisions of this Declaration, as the Trustees shall deem appropriate.

3.9 Certifications. A certificate signed by the chairman, the president, the treasurer, the clerk or any assistant or temporary clerk, or one or more of the Trustees, shall be final and conclusive evidence, in favor of every Person acting in good faith in reliance thereon, as to

     (a) a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise;

     (b) the individuals holding office as Trustees or officers at any particular time;

     (c) a copy of this Declaration or of the By-laws as true and correct copy thereof as then in force;

     (d) the contents of any vote of the Trustees, or any committee thereof, or the contents of any vote of the Shareholders;

     (e) all matters in such certificate contained relating to the meeting, if any, at which any of the foregoing votes is therein certified to have been passed, including the regularity of such meeting and the passage of any vote thereat; and

     (f) all other matters and things stated in such certificate;

and no Person shall be obligated to make any inquiry as to any of such matters, or as to the election or appointment of any person acting as a Trustee at such meeting, or as to the holding of any Shares by any Person acting as a Shareholder at such meeting, or be affected by actual or implied notice of any irregularity whatsoever therein.


                           ARTICLE IV

           INDEMNIFICATION AND LIMITATION OF LIABILITY

4.1 Trustees and Officers. To the extent legally permissible, each of the Company's Trustees and officers, as defined in
Section 4.5, shall be indemnified by the Trust Estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the Company or the proceeding seeks only a declaratory judgment regarding his or her own conduct), whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a Trustee or officer, except with respect to any matter as to which such person shall have been finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company; provided, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless such compromise shall be approved by the Company in writing, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction.

4.2 Liability. No Trustee, officer or agent of the Company shall be liable except for acts or failures to act which at the time would impose liability on him or her if the Company were a Massachusetts business corporation and he or she were a director, officer or agent thereof, respectively. In determining what he or she reasonably believes to be in the best interests of the Company, a Trustee may consider the interests of the Company's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Company, its subsidiaries and its Shareholders, including the possibility that these interests may best be served by the continued independence of the Company. Notwithstanding any provision of law or this
Section 4.2 or any other provision of this Declaration, a Trustee shall not be liable to the Company or any Shareholder for monetary damages for breach of fiduciary duty as a Trustee except that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a Trustee with respect to any matter as to which he or she shall have been adjudicated (i) to have breached his or her duty of loyalty to the Company or its Shareholders, (ii) to have acted not in good faith, or omitted to act in good faith, (iii) to have knowingly violated the law or intentionally engaged in misconduct, or (iv) to have derived any improper personal benefit from a transaction. No amendment to or repeal of this Section 4.2 shall apply to or have any effect on the liability or alleged liability of any Trustee for or with respect to any acts or omissions of such Trustee occurring prior to such amendment or repeal.

4.3 Books and Reports. In discharging his or her duties a Trustee or officer of the Company, when acting in good faith, shall be fully protected in relying upon the books of account of the Company or of another organization in which he or she serves as contemplated by Section 4.5, reports made to the Company or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or similar governing body of such other organization, or upon other records of the Company or of such other organization.

4.4 Advance of Expenses. Expenses, including counsel fees, reasonably incurred by any Trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in Section 4.1 shall be advanced by the Company prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

4.5 Rights Not Exclusive; Definitions. The rights of indemnification provided in Section 4.1 shall not be exclusive of or affect any other rights to which any Trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement which would be allowed under the laws of the Commonwealth of Massachusetts were the Company a business corporation organized under such laws. As used in this Article IV, the terms "Trustee" and "officer" include persons who serve at the request of the Company as directors, officers or trustees of another organization or employee benefit plan in which the Company has any direct or indirect interest as a shareholder, creditor, sponsor, employer or otherwise. Such person shall be deemed to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company if he acted in good faith in the reasonable belief that his action was in the best interests of such other organization or plan or of the participants or beneficiaries of, or other persons with interests in, such other organization or plan to whom he or she had a fiduciary duty. Nothing contained in this Article IV shall affect any rights to indemnification to which Company personnel other than Trustees and officers may be entitled by contract or otherwise under law. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties.

4.6 Shareholders. In case any Shareholder shall at any time for any reason be held to or be under any personal liability solely by reason of his or her being or having been a Shareholder and not by reason of his or her acts or omissions as a Shareholder, then such Shareholder (or his or her heirs, executors, administrators or other legal representatives) shall be entitled out of the Trust Estate to be held harmless from, and indemnified against, all loss, liability or expense by reason of such liability.

4.7 Determinations. Any authorization or approval by the Company under this Article IV shall be conclusively deemed to have been obtained, and in any case where a Trustee approves the payment of indemnification, such Trustee shall be wholly protected, if:

          (i) the payment has been approved or ratified (1) by a majority of the Trustees consisting of persons who are not at that time parties to the proceeding, (2) by a majority vote of a committee of two or more Trustees who are not at that time parties to the proceeding and are selected for this purpose by the Trustees (in which selection Trustees who are parties may participate), or (3) by the holders of a majority of the Shares outstanding and entitled to vote for Trustees, voting as a single class, exclusive of Shares owned by Trustees or offices who are at that time parties to the parties to the proceeding; or

          (ii) the action is taken in reliance upon the opinion of independent legal counsel (who may be counsel to the Company) appointed for the purpose by vote of the Trustees or in the manner specified in clauses (1), (2) or (3) of subparagraph (i); or

          (iii) the payment is approved by a court of competent jurisdiction; or

          (iv) the Trustees have otherwise acted in accordance with the standard of conduct applicable to directors of a Massachusetts business corporation.

4.8 Payments; Rights. Any indemnification or advance of expenses under this Article IV shall be paid promptly, and in any event within thirty (30) days, after the receipt of the Company of a written request therefor from the person to be indemnified, unless with respect to a claim for indemnification the Company shall have determined that the person is not entitled to indemnification. If the Company denies the request or if payment is not made within such 30-day period, the person seeking to be indemnified may at any time thereafter seek to enforce his rights hereunder in a court of competent jurisdiction and, if successful in whole or in part, he or she shall be entitled also to indemnification for the expenses of prosecuting such action. Unless otherwise provided by law, the burden of proving that the person is not entitled to indemnification shall be on the Company. The right of indemnification under this Article IV shall be a contract right inuring to the benefit of the Trustees, officers and other persons entitled to be indemnified hereunder and no amendment or repeal of this Article IV shall adversely affect any right of such Trustees, officer or other person existing at the time of such amendment or repeal.


                            ARTICLE V

        INTERESTED TRUSTEES, SHAREHOLDERS, AND OFFICERS;
                  RATIFICATION BY SHAREHOLDERS

5.1 Transactions Between Trustees, Officers, Employees or Agents and the Company. Except as otherwise provided by this Declaration, and in the absence of fraud, a contract, act or other transaction, between the Company and any other Person, or in which the Company is interested, shall be valid and no Trustee, officer, employee or agent of the Company shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more of the Trustees, officers, employees or agents are directly or indirectly interested in or connected with, or are trustees, partners, directors, employees, officers or agents of such other Person, or
(b) one or more of the Trustees, officers, employees or agents of the Company, individually or jointly with others, is a party or are parties to, or directly or indirectly interested in, or connected with, such contract, act or transaction, provided that
(i) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trustees who are not interested or (ii) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act or transaction is approved by Shareholders holding a majority of the Shares then outstanding and entitled to vote thereon or (iii) such contract, act or transaction was fair to the Company.

5.2 Right of Trustees, Officers, Employees and Agents to Own Shares or Other Property and to Engage in Other Business. Any Trustee or officer, employee or agent of the Company may acquire, own, hold and dispose of Shares in the Company, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer, employee, or agent of the Company. Except as otherwise required by the Trustees, any Trustee or officer, employee or agent of the Company may, in his personal capacity or in a capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person or otherwise, have business interests and engage in business activities similar to or in addition to those relating to the Company, which interests and activities may be similar to and competitive with those of the Company. Each Trustee, officer, employee and agent of the Company shall be free of any obligation to present to the Company any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Company, even if such opportunity is of a character which, if presented to the Company, could be taken by the Company. Subject to the provisions of Section 5.1, any Trustee or officer, employee or agent of the Company may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Company, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Trustee or officer, employee or agent of the Company.

5.3 Authorization or Ratification by Shareholders. Regardless of whether the foregoing provisions have or have not been complied with, any agreement, dealing, relationship or arrangement entered into by or on behalf of the Company or by the Trustees, officers, agents or other representatives of the Company, or by or on behalf of any company in which the Company or the Trustees shall be interested as stockholder, or otherwise, shall not be voided by reason of the interest therein of any Shareholder, Trustee, officer, agent or other representative nor shall any Shareholder, Trustee, officer, agent or other representative being so interested be liable to account to the Company or to the Trustees, officers or Shareholders, or otherwise, for any profit or benefit realized through any such agreement, dealing, relationship or arrangement by reason of such Shareholder, Trustee, officer, agent or other representative holding that position or of the fiduciary relation thereby established, if such agreement, dealing, relationship or arrangement shall have been authorized or ratified by the Shareholders or by the stockholders of any such company, as the case may be, after notice of the fact of the interest therein (including a general statement of the nature and extent of such interest) of such Shareholder, Trustee, officer, agent or other representative, except that if such agreement, dealing, relationship or arrangement was with a Shareholder or Shareholders the authorization or ratification shall be by a majority vote of disinterested Shareholders at a meeting.

5.4 Reliance. The Trustees and the officers, employees and agents of the Company may consult with counsel (which may be a firm in which one or more of the Trustees or the officers, employees or agents of the Company is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all the Trustees and the officers, employees and agents of the Company in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees or officers, employees or agents of the Company, when acting in good faith, may rely upon financial statements of the Company represented to them to fairly present the financial position of the Company by the chief executive officer of the Company or the officer of the Company having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Company. The Trustees and the officers, employees and agents of the Company may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

                           ARTICLE VI

                  SHARES OF BENEFICIAL INTEREST

6.1  Number; Nonassessable.    The entire beneficial interest in
the Trust Estate and in all business conducted by the Company and all profits earned by it shall be, and during the continuance of this trust shall remain, in the owners from time to time of transferable shares of beneficial interest. The authorized shares of beneficial interest shall consist of (i) 15,000,000 common shares all of the same class and each with a par value of $3.33 per Share (the "Common Shares") and (ii) 1,000,000 preferred shares (the "Preferred Shares") of which 100,000 Shares have been designated as "Series A-1 Junior Participating Preferred Shares" with the designations, powers, preferences and rights as set forth in Appendix A attached hereto. All Shares, whether Common or Preferred, may be issued from time to time by the Trustees without the necessity of obtaining the consent of the Shareholders. As provided in Section 6.2 below, the Trustees are authorized to issue Preferred Shares in one or more series and may amend this Declaration to set forth the designations, powers, preferences and rights of each such series.

     (a) Subject to the powers, preferences and rights of any Preferred Shares, including any series thereof, having any preference or priority over, or rights superior to, the Common Shares and except as otherwise provided by law, the holders of the Common Shares shall have and possess all powers and voting and other rights pertaining to the Shares of this Company and each Common Share shall be entitled to one vote.

     (b) All Shares issued and to be issued shall be fully paid and nonassessable except to the extent otherwise specifically provided in the certificates representing such Shares.

     (c) In any issue of Common Shares, fractional shares may be issued if authorized by the Trustees; and in lieu thereof the Trustees may issue transferable or nontransferable instruments representing or relating to fractional interests (on such terms and in such form as the Trustees shall determine) and may appoint an exchange agent or exchange agents to assist Shareholders in buying or selling such fractional interests.

6.2  Preferred Shares; Series.    The Preferred Shares may from
time to time be divided into and issued in series. The different series shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Trustees as hereinafter provided. In all other respects all Preferred Shares shall be identical.

     (a) The Trustees are hereby expressly authorized, subject to the provisions of this Declaration, to establish series of Preferred Shares, and, with respect to such series, to fix and determine by vote providing for the issue of such series:

          (1) The distinctive designation of such series and the number of Shares which shall constitute such series, which number may be increased (except where otherwise provided by the Trustees in creating such series) or decreased (but not below the number of Shares then outstanding) from time to time by the Trustees;

          (2) The dividend rate or rates and preferences, if any, to which the Shares of such series shall be entitled, the times at and conditions upon which dividends shall be paid, any limitations, restrictions or conditions on the payment of dividends, and whether dividends shall be cumulative and, if cumulative, the terms upon and dates from which such dividends shall be cumulative, which dates may differ for Shares of any one series issued at different times;

          (3) Whether or not the Shares of such series shall be redeemable, and, if redeemable, the redemption prices which the Shares of such series shall be entitled to receive and the terms and manner of redemption;


          (4) The preferences, if any, and the amounts which the Shares of such series shall be entitled to receive and all other special or relative rights of the Shares of such series, upon any voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Company;

          (5) The obligation, if any, of the Company to maintain a purchase, retirement or sinking fund for Shares of such series and the provisions with respect thereto;

          (6) The terms, if any, upon which the Shares of such series shall be convertible into, or exchangeable for, Shares of any other class or classes or of any other series of the same or any other class or classes of Shares of the Company, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustments, if any;

          (7) The terms and conditions of the voting rights, if any, of the holders of the Shares of such series, including the conditions under which the Shares of such series shall vote as a separate class; and

          (8) Such other designating, preferences, powers, qualifications and special or relative rights or privileges of such series to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts for business corporations.

6.3 Shares Personal Property; Trust Only. The Shares shall be personal property entitling the holders only to the rights and interest in the Trust Estate set forth in this Declaration. The Company is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation, limited liability company or joint stock company nor shall the Trustees or Shareholders or any of them for any purposes be, nor be deemed to be, nor be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Company in accordance with the rights conferred upon them by this Declaration. The Shareholders shall have no right to compel any partition, division, dividend or distribution of the Company or any of the Trust Estate.

6.4 Rights of Shareholders; Limitation on Rights of Action. No Shareholder shall have or acquire at any time any interest in any specific property, real or personal, at any time forming part of the Trust Estate, or any right to any division or partition thereof or any other rights with reference thereto, except to have such property dealt with as herein provided, to receive dividends therefrom, as herein provided, and to share in the distribution of the cash proceeds thereof, or distributions in kind, or both, upon the termination of the trust, as herein provided. No action may be brought by a Shareholder on behalf of the Company unless a prior demand regarding such matter has been made on the Trustees and the Shareholders of the Company unless such demand is excused as a matter of law.

6.5 Additional Shares. Additional Common Shares or Preferred Shares or shares of any other class may be authorized from time to time, by vote, at a meeting duly called and held, of holders of a majority of the Shares outstanding and entitled to vote thereon. Additional Common Shares shall rank equally and be in all respects identical with the Common Shares originally authorized. Additional Shares may be issued from time to time by the Trustees without the necessity of obtaining the consent of the Shareholders except as otherwise provided in this Declaration or the Shareholders vote authorizing such additional Shares.

6.6 All Other Changes in Shares. Any authorized Shares, whether issued or unissued, may by vote at a meeting duly called and held of the holders of a majority of the Shares outstanding and entitled to vote thereon, be changed by increasing or decreasing their par value, be reduced in number, be changed into the same or a different number of Shares of any class or classes with or without par value, or be classified or reclassified. In connection with any of the foregoing, the Trustees may increase, decrease or adjust the capital accounts of the Company.

6.7 Consideration for Issue. Unless otherwise prescribed by vote of the Shareholders, all shares may be issued for money, services or property (including other Shares or Securities of the Company at the time outstanding or a note), or as a distribution to Shareholders, and upon such terms as to valuation of Shares, services or property and otherwise, as the Trustees may in its absolute discretion determine.

6.8 Surplus. Unless the Trustees otherwise specify, the excess of the consideration for any Share with par value issued by it over such par value shall be paid-in surplus. The Trustees may allocate to capital stock less than all of the consideration for any share without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

6.9 No Preemptive or Preferential Rights of Subscription. No holder of Shares of any class and no holder of other Securities of the Company, convertible or otherwise, shall have any preemptive or preferential right of subscription to, or purchase of, any Securities of the Company.

6.10 Dividends. Except as otherwise set forth herein or in any designation of any series of Preferred Shares, no Shareholder shall have any right to any dividends except when and as the same are declared by the Trustees, and no Trustee or Shareholder, officer, agent or representative of the Company shall be liable therefor, and any Shareholder entitled thereto shall look only to the Trust Estate for the payment of any such dividends. The Company shall pay and distribute dividends declared by the Trustees to the Shareholders according to the number of Shares held by them respectively.

6.11 Treasury Shares. Shares in the Company acquired by the Company may be canceled and the number of shares issued may thereby be reduced, or such shares may be held in the treasury and be disposed of by the Company, when authorized by the Trustees, as the Trustees may from time to time determine; but such Shares while so held in the treasury shall not be entitled to any voting rights or to any dividends and shall not be deemed outstanding in computing proportions or percentages of Shares hereunder or for any other purpose hereof. Shares canceled pursuant to this Section 6.11 shall have the status of authorized but unissued shares.

6.12 Transfer Books. A register or registers shall be kept under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number and kind of Shares held by them respectively and a record of all transfers thereof. No Shareholder shall be entitled to receive payment of any dividend declared, nor to have any notice given to him or her as herein provided, until he or she has given his or her address to the transfer agent, or such other officer or agent of the Company as shall keep such register, for entry thereon.

6.13 Transfer Agent. The Company, when authorized by the Trustees, may employ a transfer agent or transfer agents and a registrar or registrars. The transfer agent or transfer agents shall keep such registers and record therein the transfers of any of such Shares and countersign Share certificates issued to the Persons entitled to the same. The transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

6.14 Share Certificates. No certificates certifying the ownership of Shares need be issued unless the Trustees otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of share certificates, the form thereof, and similar matters.

6.15 Lost, Stolen or Destroyed Share Certificates. In the event the Trustees authorize the issuance of Share certificates, a new certificate may be issued to replace any certificate previously issued, on satisfactory evidence that such certificate previously issued has been worn out, mutilated, lost or destroyed and on such terms, if any, as to indemnity and otherwise, as the Trustees shall deem proper.

6.16 Transfer of Shares. Every transfer of any certificated Shares (otherwise than by operation of law) shall be signed by the transferor or by his or her agent thereunto duly authorized in writing, and upon delivery thereof to the Company or a transfer agent of the Company, accompanied by the existing certificate for such Shares and such evidence of the genuineness of such transfer, authorization and other matters as may reasonably be required, shall be recorded in the register, and a new certificate therefor shall be issued to the transferee, and in case of a transfer of only a part of the Shares represented by any certificate a new certificate for the residue thereof shall be issued to the transferor. A Shareholder of record shall be deemed to be the holder of the Share or Shares represented thereby for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Company shall be affected by any notice of a transfer until due presentment of the certificate for such Shares or Shares for registration of transfer. The Trustees may determine from time to time procedures for the transfer of uncertificated Shares.

6.17 Transfers by Operation of Law. Any Person becoming entitled to any Shares in consequence of the death, bankruptcy or insolvency of any Shareholder, or otherwise by operation of law, shall be recorded in the register as the holder of such Shares, and receive a new certificate for the same, upon production of the proper evidence thereof and delivery of the existing certificate to the Company or a transfer agent of the Company. Until such production of evidence and delivery of the existing certificate, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Company shall be affected by any notice of such death, bankruptcy, insolvency or other event. The Trustees may determine from time to time procedures for the transfer by operation of law of uncertificated Shares.

6.18 Joint Owners. Any two or more Persons in whose names any Share is registered shall be treated as joint owners of the entire interest therein, and no entry shall be made in the register or in any certificate that any Person is entitled to any future, limited or contingent interest in any Share. However, any Person registered as a holder of any Share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a trustee or fiduciary of any kind, and appropriate words may be added to the description to identify such trust.

6.19 No Duty to Examine into Trusts, Pledges, etc., To Which Shares are Subject. The Company shall not, nor shall the Trustees or the Shareholders or any officer of the Company or any transfer agent or other agents of the Company, or the Trustees, be bound to take notice or be affected by notice of any trust, whether express, implied or constructive, or of any charge, pledge or equity to which any of such Shares or the interest of any of the Shareholders in this trust may be subject, or to ascertain or inquire whether any sale or transfer of any such Shares or interest by any such Shareholder or his or her personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein, except the Persons registered as such Shareholders. The receipt of the Person in whose name any Share is registered, or, if such Share is registered in the names of more than one Person, the receipt of any one of such Persons, or the receipt of the duly authorized agent of any such Person, shall be a sufficient discharge for all dividends and other money and for all shares, bonds, obligations and other property payable, issuable or deliverable in respect of such Share and from all liability to see to the application thereof.


                           ARTICLE VII

                    MEETINGS OF SHAREHOLDERS

7.1 Annual Meeting. An annual meeting of the Shareholders shall be held on the third Wednesday of April in every year, if not a legal holiday, and if a legal holiday, then on the next preceding Wednesday not a legal holiday, or on such other date within six months after the close of the fiscal year as the Trustees or the chairman or the president may from time to time fix, at the principal office of the Company or at such other place in or outside Massachusetts as may be designated by the Trustees, the chairman or the president, for the purpose of electing Trustees and for such other purposes as may be prescribed by law and hereby or as may be specified in the notice by the Trustees or by the chairman or by the president of the Company. If such annual meeting is not held on the day herein provided for, a special meeting may be held in lieu thereof, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at such annual meeting.


7.2 Special Meetings. The Trustees, chairman, president or a vice president of the Company may, whenever any of them think fit, call or direct any officer of the Company to call a special meeting of the Shareholders to be held at the principal office of the Company or, in their discretion, at any other place in or outside Massachusetts, and such special meeting shall be so called by the clerk, or in the case of the death, incapacity or refusal of the clerk, by another officer, upon written application of one or more Shareholders who hold at least forty percent (40%) in interest of the Shares entitled to vote at such special meeting.

7.3 Presiding Officer. The chairman or, if there is no chairman or the chairman is absent, the president shall preside at every meeting of the Shareholders, but if neither the chairman nor the president is present at the commencement of the meeting or, being present, shall not be willing to preside, unless the Trustees shall have designated another person to preside, the Shareholders present in person or by proxy shall choose the chairman of such meeting.

7.4 Business to be Transacted. At any meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before a meeting of Shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Trustees, (b) otherwise properly brought before the meeting by or at the direction of the Trustees, or (c) otherwise properly brought before the meeting by a Shareholder. In addition to any other applicable requirements for business to be brought properly before a meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the clerk. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty
(60) days nor more than ninety (90) days prior to the meeting; provided, however, that (except as to an annual meeting held on the date specified in this Declaration, such date not having been changed since the last annual meeting), if less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A Shareholder's notice shall set forth as to each matter the Shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the name and record address of the Shareholder proposing such business, (iii) the class or series and number of Shares which are beneficially owned by the Shareholder, and (iv) any material interest of the Shareholder in such business. Notwithstanding anything in the Declaration to the contrary, no business shall be conducted at any meeting of Shareholders except in accordance with the procedures set forth in this section. The chairman of the meeting may determine whether any business was properly brought before the meeting in accordance with the provisions of this section, and any such business not properly brought before the meeting shall not be transacted.

7.5 Notices. A written or printed notice of each meeting of the Shareholders, whether annual or special, specifying the time, place and purposes thereof, shall be given as hereinafter provided by the clerk or any assistant clerk or by an officer designated by the Trustees at least seven (7) days (including Sundays and holidays) before such meeting to each of the Shareholders entitled to vote thereat and to each Shareholder who is entitled to such notice. Every notice to any Shareholder required or provided for herein may be given to him or her personally or by leaving such notice with him or her at his or her residence or usual place of business or by mailing it to him or her, postage prepaid, at his or her address specified in the records of the Company. Notice shall be deemed to have been given at the time when it is so mailed. Notwithstanding the foregoing, in the case of any special meeting call upon the written application of Shareholders, such meeting shall be called not less than sixty (60) days nor more than ninety (90) days after such application is received by the Company and written notice thereof shall be given in accordance with the first sentence of this Section 7.5 at least twenty (20) days before such meeting. In respect of any Share held jointly by more than one Person, notice so given to any one of them shall be sufficient notice to all of them. Any notice so sent to the address of any Shareholder shall be deemed to have been duly sent in respect of any such Share whether held by him or her solely or jointly with others, notwithstanding he or she be then deceased or be bankrupt or insolvent or legally incompetent, and whether the Trustees or any Person sending such notice have knowledge or not of his or her death, bankruptcy or insolvency or legal incompetence, until some other Person or Persons shall be registered as holders. The certificate of the Person or Persons giving such notice shall be sufficient evidence thereof, and shall protect all Persons acting in good faith in reliance on such certificate. Whenever notice of meeting is required to be given to a Shareholder under any provision of Massachusetts law applicable to the Company or of this Declaration, a written waiver thereof, executed before or after the meeting by such Shareholder or such Shareholder's attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

7.6 Voting; Quorum. At all meetings every Shareholder shall, subject to the provisions of Section 7.9 and except as otherwise provided with respect to any class or series of Shares, have one vote for each Share held by him or her and may vote at any meeting or any adjournment or adjournments thereof in person or by proxy in writing dated not more than six months before the meeting named therein (unless a proxy coupled with an interest sufficient at law to support an irrevocable power), which proxies shall be filed with the clerk or other person responsible to record the proceedings of the meeting before being voted; and, except as otherwise provided herein, the holders of a majority of all the Shares issued and outstanding and entitled to vote at a meeting shall constitute a quorum for the transaction of business. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholders shall constitute execution of such proxy by or on behalf of such Shareholder. Shares owned directly or indirectly by the Company, if any, shall not be deemed outstanding for this purpose, and the Company shall not, directly or indirectly, vote any of its own Shares. When any Share is held jointly by more than one Person, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. If the holder of any Share is a minor or a person of unsound mind, or subject to guardianship or to the legal control of any other Person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other Person appointed or having such control, and such vote may be given in person or by proxy. Any election of Trustees by the Shareholders shall be by ballot if so requested by a Shareholder present or represented at the meeting and entitled to vote in the election. Whenever Shareholders are required or permitted to take any action, such action may be taken without a meeting by written consents setting forth the action so taken, signed by all the holders of the issued and outstanding Shares that would be entitled to vote thereon at a meeting. Such consents shall be treated for all purposes as a vote at a meeting.

7.7 Adjournment of Meeting. Any meeting (or portion thereof) may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting (or portion thereof) may be held as adjourned without further notice.

7.8 Requisite Vote to Act. Except as otherwise herein provided, when a quorum is present at any meeting, a plurality of votes properly cast for election to any office shall elect to such office, and a majority of the Shares represented at the meeting and entitled to vote upon any question properly brought before the meeting shall decide such question. Provisions hereunder for a majority vote of Shareholders at a meeting mean a vote of the holders of a majority of those Shares entitled to vote thereon which are represented in person or by proxy at such meeting.

7.9 Record Date for Voting, Dividends and Offerings. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution or offering, the Trustees may from time to time fix in advance a time, which shall be not more than sixty (60) days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution or the date of the offering, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or such offering, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Company after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, (i) the record date for determining Shareholders having the right to notice of or to vote at a meeting of Shareholders shall be at the close of business on the date next preceding the day on which notice is given, and (ii) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Trustees acts with respect thereto.

                          ARTICLE VIII

               DURATION AND TERMINATION OF TRUST;
                     COMBINATION; AMENDMENTS

8.1  Duration of Trust.  Unless terminated as provided in
Section 3.1(h) or Section 8.3, the Company shall have perpetual existence and shall continue in such manner that the Trustees shall have all the powers and discretions, express and implied, conferred upon them by law or by this Declaration without limitation as to time.

8.2 Death of Shareholder or Trustee not to Terminate Trust. The death of a Trustee hereunder or of a Shareholder or the dissolution of a Shareholder hereunder during the continuance of this trust shall not operate to terminate this trust, nor shall it entitle the legal representatives of any such Trustee or Shareholder to an accounting or to take any action in the courts or otherwise.

8.3 Termination; Combination; Affiliation. Except as provided in Section 8.4 below, the Trustees may terminate this trust at any time, or may cause the Company to be merged, combined, consolidated or otherwise affiliated with another Person, if such termination, merger, combination, consolidation, or affiliation has been authorized by vote, at a meeting duly called and held, of the holders of sixty-six and two-thirds percent (66 2/3%) of the Shares outstanding and entitled to vote thereon or has been authorized pursuant to Section 3.1(h). Such termination, merger, combination, consolidation or affiliation shall become effective only upon presentation to the Trustees, as required by Section 8.7, of the counterpart of the certificate referred to in Section 8.7, or at such later time as may be specified in the vote effecting such action. In respect of any such merger, combination, consolidation or affiliation (other than as provided in Section 3.1(h)), the agreement in respect thereof shall confer on the holders of all Shares of the Company who dissent from such transaction within the time and in the manner provided in the Massachusetts statute applicable to business corporations, substantially those rights they would have if the Company were at the time a Massachusetts business corporation. Such rights shall be the Shareholders' exclusive remedy in respect of such holders' dissent from any such actions.

8.4  Certain Business Combinations.    (a)  Except as set forth
in Section 8.4(b), the affirmative vote or consent of the holders of at least eighty percent (80%) of the Shares of all classes of the Company entitled to vote for the election of Trustees, considered for purposes of this provision as one class, shall be required; (i) for the adoption of any agreement for the merger, combination, or consolidation of the Company with or into any Other Person, (ii) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all, of the assets of the Company to any Other Person, (iii) to authorize the issuance or transfer by the Company of any Substantial Amount (as hereinafter defined) of Securities of the Company in exchange for the Securities or assets of any Other Person or (iv) to engage in any other transaction the effect of which is to combine the assets and business of the Company with any Other Person. Such affirmative vote or consent shall be in addition to whatever vote or consent of the holders of the Shares of the Company may otherwise be required by law, this Declaration or any agreement or contract to which the Company shall be a party.

     (b) The provisions of Section 8.4(a) shall not be applicable to any transaction described therein if such transaction is approved by the Trustees; provided that the Trustees voting in favor of such transaction include a majority of the persons who were duly elected and acting Trustees prior to the time any such Other Person became a Beneficial Owner of ten percent (10%) or more of the Shares of the Company entitled to vote for the election of Trustees. In considering such transaction, the Trustees shall give due consideration to all relevant factors, including without limitation the social and economic effect on the employees, customers, suppliers and other constituents of the Company and on the communities in which the Company and its Subsidiaries operate or are located.

     (c) The Trustees shall have the power and duty to determine for the purposes of this provision, on the basis of information known to them, if and when any Other Person is the Beneficial Owner of ten percent (10%) or more of the outstanding Shares of the Company entitled to vote for the election of Trustees. Any such determination, if made in good faith, shall be conclusive and binding for all purposes of this provision.

     (d) This Section 8.4 cannot be amended, altered or repealed without the approval of the holders of at least eighty percent (80%) of the Shares of all classes of the Company entitled to vote for the election of Trustees, considered for the purposes of this provision as a single class.

     (e) The provisions of this Section 8.4 shall be in addition to the provisions of Chapter 110F of the Massachusetts General
Laws, Business Combinations with Interested Shareholders.

8.5  Control Share Acquisitions.    The provisions of Chapter
110D of the Massachusetts General Laws, Regulation of Control
Share Acquisitions, shall not apply to control Share acquisitions of the Company.

     (a) If the provisions of Chapter 110D of the Massachusetts General Laws, Regulation of Control Share Acquisitions, shall at any time apply to control Share acquisitions of the Company, the Company shall be authorized to redeem, at its option but without requiring the agreement of the Person who has made a control Share acquisition, all but not less than all Shares acquired in such control Share acquisition under the circumstances and pursuant to the provisions set forth in section 6 of such Chapter 110D, as amended from time to time.

8.6 Amendments. This Declaration may be altered, amended, added to or rescinded by an instrument in writing signed by a majority of the Trustees, if the same has been authorized by majority vote of the Shareholders at a meeting, and such other vote, if any, as may be required by the rights or preferences relating to any class or series of Shares; provided that if such alteration, amendment, addition or rescission shall in the judgment of the Trustees be of a fundamental character it shall require authorization by vote, at such a meeting, of the holders of sixty-six and two-thirds percent (66 2/3%) of the Shares outstanding and entitled to vote thereon; and provided further that any alteration, amendment, addition or rescission of any provision requiring a vote of the holders of a specified percentage of the Shares shall be only by vote of the holders of such percentage; and provided further that the provisions of Sections 2.1 and 2.2 exempting from personal liability the Shareholders, Trustees, officers, agents and other representatives of the Company may be amended only by unanimous vote of the holders of all Shares entitled to vote at the time such vote is taken and such amendment shall take effect only prospectively. Such alteration, amendment, addition or rescission shall become effective at such time as may be specified in the vote effecting such action. Notwithstanding anything preceding in this section to the contrary but subject to the provisions of Section 8.4, the vote of the holders of eighty percent (80%) of the Shares issued and outstanding and entitled to vote generally in the election of Trustees considered for proposes of this provision as a single class shall be required for any alteration, amendment or repeal of Sections 3.2, 3.3 or 3.4; provided, however, that such eighty percent (80%) vote shall not be required for any alteration, amendment or repeal adopted or recommended by eighty percent
(80%) of the Trustees then in office. Amendments for the purpose of changing the name of the Company or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained in this Declaration shall not require authorization by vote of the Shareholders.

8.7 Certificate of Termination or Amendment. In case this trust shall be terminated or any merger, combination, consolidation or affiliation shall be effected, or any of the terms, powers and provisions herein contained shall be altered, amended, added to or rescinded, pursuant to the provisions of Sections 3.1(h), 8.3 or 8.5 or other authority, a certificate in any number of counterparts deemed desirable, setting forth such termination, alteration, amendment, addition or rescission or the terms of such merger, combination, consolidation or affiliation and either that the Shareholders have authorized the same in accordance with the provisions of Sections 3.1(h), 8.3 or 8.5, or the other authority pursuant to which the same has been made, shall be signed by the chairman or president and by the clerk or any assistant clerk and shall be acknowledged by either the chairman or president signing the same and shall be recorded or filed in the various public offices, if any, in which this Declaration is then recorded or filed and at the principal office of the Company and in such places as may be required by law, but failure to record or file any such vote or resolution shall not affect the validity thereof.



8.8 Disposition of Trust Estate on Termination. Upon the termination of this trust the Trustees shall, upon such terms as shall be determined by the Trustees, sell and convert into money or into shares, bonds or other Securities or obligations, whether of the purchaser or otherwise, the whole or any part of the Trust Estate and shall apportion the proceeds thereof and any property forming part of the Trust Estate excepted from such sale among all the Shareholders in accordance with their respective rights ratably according to the number and kind of Shares held by them respectively. In making any sale under this provision the Trustees shall have power to sell by public auction or private contract and to buy in or rescind or vary any contract of sale and to resell, without being answerable for loss, and for such purposes to execute or cause to be executed all proper deeds and instruments and to do all proper things. The Trustees may, after the distribution of the full amounts of money, if any, due upon liquidation or termination on any Preferred Shares of any class or series which may be outstanding, divide the whole or any part of the remaining Trust Estate in its actual state of investment among the Shareholders in accordance with their respective rights ratably according to the number and kind of Shares held by them respectively, and for such purposes the Trustees shall have power to determine the values of the property comprising the remaining Trust Estate.


                           ARTICLE IX

                          MISCELLANEOUS

9.1 Filing. This Declaration and any amendment hereto shall be filed with the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of the Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Unless any such amendment sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing with the Secretary of the Commonwealth of Massachusetts. A restated Declaration of Trust, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may hereafter be referred to in lieu of this Declaration and the various amendments thereto.

9.2 Securities Held by Trust. No Person shall be affected by notice that any of its shares or bonds or other Securities or obligations are subject to this trust or be bound to see to the execution of this trust or to ascertain or inquire whether any transfer of any such shares, bonds or Securities or obligations by the Company is authorized, notwithstanding such authority may be disputed by some other Person.

9.3 Authority of the Trustees to Construe Terms Hereof. The Trustees shall have the authority to construe any of the terms, powers and provisions herein contained and to act on any such construction, and its construction of the same and any action taken pursuant thereto by the Trustees, or any committee, officer or agent in good faith shall be final and conclusive.

9.4  Effect of Captions and Table of Contents.  The captions and
Table of Contents are inserted for convenience of reference, and are not to be taken as any part of this Declaration or to control or affect the meaning, construction or effect of the same.

9.5 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

9.6 Governing Law. This Declaration is executed by the original Trustees and delivered in the Commonwealth of Massachusetts, and with reference to the statutes and law thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws (without regard to conflicts of laws) of the Commonwealth of Massachusetts.


9.7 Successors in Interest. This Declaration and the By-laws shall be binding upon and inure to the benefit of the undersigned Trustees and its successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

9.8 Inspection of Records. Trust records shall be available for inspection by Shareholders at the same time and in the same manner and to the extent that comparable records of a Massachusetts business corporation would be available for inspection by Shareholders under the laws of the Commonwealth of Massachusetts. Except as specifically provided for in this Declaration, Shareholders shall have no greater right than Shareholders of a Massachusetts business corporation to require financial or other information from the Company, the Trustees or officers of the Company.

9.9 Provisions in Conflict with Laws or Regulations. The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions would be inconsistent with any of the conditions necessary for qualification of the Company as an exempted holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration; provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

    IN WITNESS WHEREOF we have hereunto executed this Declaration of Trust under seal in the Commonwealth of Massachusetts on the date first above mentioned.



                                   S/F.L. Putnam, III
                                      F.L. Putnam


                                   S/Nickolas Stavropoulos
                                      Nickolas Stavropoulos

                                   S/John P. Harrington
                                     John P. Harrington



                             ANNEX A

    DESIGNATION OF SERIES A-1 PARTICIPATING PREFERRED SHARES


1.1 Authorized Amount and Designation. There shall be designated a series of Preferred Shares known as "Series A-1 Junior Participating Preferred Shares" (the "Junior Preferred Shares"). The number of Shares constituting such series shall be 100,000 Shares. Such number of Shares may be increased or decreased by resolution of the Trustees; provided, that no decrease shall reduce the number of Shares of Junior Preferred Shares to a number less than the number of Shares then outstanding plus the number of Shares reserved by issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Shares.

1.2  Dividends and Distributions.

     (a) Subject to the prior and superior rights of the holders of any Preferred Shares ranking prior and superior to the Junior Preferred Shares with respect to dividends, the holders of Junior Preferred Shares, in preference to the holders of Common Shares, and of any other junior shares, shall be entitled to receive, when, as and if declared by the Trustees out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Shares, in an amount per Share (rounded to the nearest cent) equal to the greater of (1) $1.00 or (2) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per Share amount of all cash dividends, and 100 times the aggregate per Share amount (payable in kind) of all non- cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Share or fraction of a Share of Junior Preferred Shares. In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Junior Preferred Shares were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (b) The Company shall declare a dividend or distribution on the Junior Preferred Shares as provided in Section 1.2(a) of this Annex A immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per Share on the Junior Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding Shares of Junior Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Shares, unless the date of issue of such Shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such Shares shall begin to accrue from the date of issue of such Shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Junior Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Junior Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such Shares shall be allocated pro rata on a Share-by-Share basis among all such Shares at the time outstanding. The Trustees may fix a record date for the determination of holders of Junior Preferred Shares entitled to receive payment of a dividend or distribution, declared thereon, which record date shall not be more than sixty (60) days prior to the date fixed for the payment thereof.

1.3  Voting Rights.   The holders of Shares of Junior Preferred
Shares shall have the following voting rights:

     (a) Subject to the provision for adjustment hereinafter set forth, each Junior Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the Shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Shares of Junior Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (b) Except as otherwise provided herein, in any other resolution of the Trustees of the Company creating a series of Preferred Shares, or by law, the holders of Junior Preferred Shares and the holders of Common Shares and any other Shares of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of Shareholders of the Company.

     (c) Except as set forth herein or as otherwise provided by law, holders of Junior Preferred Shares shall have no voting rights.

1.4  Certain Restrictions.

     (a) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Shares as provided in Section 1.2 of this Annex A are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Junior Preferred Shares outstanding shall have been paid in full, the Company shall not:

          (1) declare or pay dividends, or make any other distributions, on any Shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
     up) to the Junior Preferred Shares;

          (2) declare or pay dividends, or make any other distributions, on any Shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Shares, except dividends paid ratably on the Junior Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such Shares are then entitled;

          (3) redeem or purchase or otherwise acquire for consideration Shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Shares; provided that the Company may at any time redeem, purchase or otherwise acquire any such junior Shares in exchange for Shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Shares; or

          (4) redeem, purchase or otherwise acquire for consideration any Junior Preferred Shares, or any Shares ranking on a parity with the Junior Preferred Shares, except in accordance with the purchase offer made in writing or by publication (as determined by the Trustees) to all holders of such Shares upon such terms as the Trustees, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Company shall not permit any Subsidiary of the Company to purchase or otherwise acquire for consideration any Shares of stock of the Company unless the Company could, under this Section 1.4 purchase or otherwise acquire such Shares at such time and in such manner.

1.5 Reacquired Shares. Any Junior Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares, subject to the conditions and restrictions on issuance set forth herein, in any other resolution of the Trustees of the Company creating a series of Preferred Shares, or as otherwise required by law.

1.6 Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of Shares of ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Shares unless, prior thereto, the holders of Junior Preferred Shares shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of Junior Preferred Shares shall be entitled to receive, to the extent greater than the foregoing, an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Shares, except distributions made ratably on the Junior Preferred Shares and all other such parity Shares in proportion to the total amounts to which the holders of all such Shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Junior Preferred Shares were entitled immediately prior to such event under the proviso in clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

1.7 Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or Securities, cash and/or any other property, then in any such case each Junior Preferred Share shall at the same time be similarly exchanged or changed into an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, Securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Junior Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

1.8 Redemption. The Junior Preferred Shares shall not be redeemable.

1.9 Rank. The Junior Preferred Shares shall rank junior with respect to the payment of dividends and the distribution of assets to all series of Preferred Shares that specifically provide that they shall rank prior to the Junior Preferred Shares. Nothing herein shall preclude the Trustees from creating any series of Preferred Shares ranking on a parity with or prior to the Junior Preferred Shares as to the payment of dividends or the distribution of assets.


1.10 Amendment. This Annex A shall not be amended in any manner which would materially alter or change the powers, preferences or rights of the Junior Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Junior Preferred Shares, voting together as a single series.

1.11 Fractional Shares. The Junior Preferred Shares may be issued in fractions of a Share which shall entitle the holder, in proportion to such holder's fractional Shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Junior Preferred Shares.


                            PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.   Indemnification of Directors and Officers.


      Colonial Energy's Declaration of Trust (the "Declaration Trust") provides that, to the extent legally permissible, each of Colonial Energy's Trustees and officers shall be indemnified by the Trust estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the Company or the proceeding seeks a declaratory judgment regarding his own conduct), whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a Trustee or officer, except with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Colonial Energy; provided, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless such compromise shall be approved by Colonial Energy, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction.

      In discharging his or her duties, a Trustee or officer of Colonial Energy, when acting in good faith, shall be fully protected in relying upon the books of account of Colonial Energy or of another organization in which he or she serves as contemplated by the indemnification provisions of the Declaration of Trust, reports made to Colonial Energy or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or similar governing body of such other organization, or upon other records of Colonial Energy or of such other organization. The rights of indemnification provided in the Declaration of Trust are expressly not exclusive of or affect any other rights to which any Trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives. As used in the indemnification provisions of the Declaration of Trust, the terms "Trustee" and "officer" include persons who serve at the request of Colonial Energy as directors, officers, or trustees of another organization in which Colonial Energy has any direct or indirect interest as a shareholder, creditor, sponsor, employees or otherwise.

     Expenses, including counsel fees, reasonably incurred by any Trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in the indemnification provisions of the Declaration of Trust shall be advanced by Colonial Energy prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification, which undertaking may be accepted without regard to the financial ability of such person to make repayment.
Nothing contained in the indemnification provisions of the Declaration of Trust shall affect any rights to indemnification to which Colonial Energy personnel other than Trustees and officers may be entitled by contract or otherwise under law. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties.

      Colonial Energy's Declaration of Trust eliminate Trustees' personal liability to the Company and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) breach of the Trustee's duty of loyalty to Colonial Energy or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, distributions to stockholders or loans to insiders, and (iii) transactions from which the director derived an improper personal benefit.


Item 21.  Exhibits and Financial Statement Schedules.

     The following exhibits are being filed herewith:


EXHIBIT
NUMBER              DESCRIPTION OF DOCUMENT


2.1     Form   of  Agreement  and  Plan  of  Merger  dated   as   of
        ___________,  1998  (attached as Appendix  B  to  the  Proxy
        Statement).

3.1.1   Declaration  of Trust of Colonial Energy (attached  as
        Appendix C to the Proxy Statement)

3.1.2   Bylaws of Colonial Energy

5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities being issued

8.1 Opinion of Palmer & Dodge LLP as to certain federal income tax consequences of the Merger

10.1 Form of Rights Agreement, dated as of December 1, 1993, between Colonial Gas Company and Bank Boston, N.A. (F/K/A The First National Bank of Boston). Previously filed as
        Exhibit 1 to Colonial Gas Company's Registration Statement on Form 8-A on November 22, 1993 (File No. 0-10007) and incorporated herein by reference.

10.2 Form of Amendment No. 1 to the Rights Agreement, dated as of __________, 1998, between Colonial Gas Company and Bank Boston, N.A.

23.1 Consent of Palmer & Dodge LLP (included in its Opinions filed as Exhibits 5.1 and 8.1, respectively)

23.2    Consent of Grant Thornton LLP

99.1    Form of Proxy



Item 22.  Undertakings.

     The undersigned Registrant hereby undertakes:

      (1) That, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (3) That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.


                           SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on March 5, 1998.

                              COLONIAL ENERGY HOLDINGS


                              By:     S/F.L. Putnam, III
                                        F.L. Putnam, III
                                        President

      Each person whose signature appears below hereby authorizes each of Dennis W. Carroll and Timothy Clark with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Dennis W. Carroll and Timothy Clark with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on March 5, 1998 by the following persons in the capacities indicated.


                                  S/F.L. Putnam, III
                                    F.L. Putnam, III
                                    President (principal executive
                                    officer) and Trustee

                                  S/Dennis W. Carroll
                                    Dennis W. Carroll, Treasurer
                                    (principal financial and
                                    accounting officer)

                                  S/Nickolas Stavropoulos
                                    Nickolas Stavropoulos, Trustee

                                  S/John P. Harrington
                                    John P. Harrington, Trustee


                        INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION OF DOCUMENT


2.1     Form   of  Agreement  and  Plan  of  Merger  dated   as   of
        ___________,  1998  (attached as Appendix  B  to  the  Proxy
        Statement).

3.1.1   Declaration  of Trust of Colonial Energy (attached  as
        Appendix C to the Proxy Statement)

3.1.2   Bylaws of Colonial Energy

5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities being issued

8.1 Opinion of Palmer & Dodge LLP as to certain federal income tax consequences of the Merger

10.1 Form of Rights Agreement, dated as of December 1, 1993, between Colonial Gas Company and Bank Boston, N.A. (F/K/A The First National Bank of Boston). Previously filed as
        Exhibit 1 to Colonial Gas Company's Registration Statement on Form 8-A on November 22, 1993 (File No. 0-10007) and incorporated herein by reference.

10.2 Form of Amendment No. 1 to the Rights Agreement, dated as of __________, 1998, between Colonial Gas Company and Bank Boston, N.A.

23.1 Consent of Palmer & Dodge LLP (included in its Opinions filed as Exhibits 5.1 and 8.1, respectively)

23.2    Consent of Grant Thornton LLP

99.1    Form of Proxy